Exhibit 6.4

SETTLEMENT AND GENERAL RELEASE AGREEMENT

Dated as of February 17, 2017

This Settlement and General Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and between As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC, Ronco Funding, LLC and Ronco Holdings, Inc. (“RHI”) (each individually a “Credit Party” and, collectively, the “Credit Parties”), RNC Investors, LLC (“RNC”) and Ronco Brands, Inc., an Affiliate of RNC (“Ronco Brands”). For purposes hereof, (i) an “Affiliate” of a Party shall be any Party that controls, is controlled by, or is under common control with, the subject Party; and (ii) any Credit Party, RNC and Ronco Brands may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Credit Parties are the borrowers under that certain Second Amended and Restated Promissory Note, dated as of April 3, 2014 (the “MIG7 Note”), pursuant to which MIG7 Infusion, LLC (“MIG7”) is the holder;

WHEREAS, on or about December 26, 2016, RNC acquired from MIG7 the MIG7 Note and all other ownership, securities or claims of any type or origin which exist or may exist in the future between MIG7 and the and the Credit Parties and their respective officers, directors, members, affiliates, investors or beneficiaries (the “Claims”);

WHEREAS, as of the Effective Date, an Event of Default (as defined in the Senior Note Purchase Agreement between the Credit Parties and MIG7, dated on or about April 3, 2014 (as the same has been amended to date, the “Purchase Agreement”)) has occurred under the MIG7 Note, and the total amount due and payable by the Credit Parties to RNC as of December 31, 2016 is $16,708,264.25 (the “MIG7 Debt”);

WHEREAS, the Parties acknowledge and agree that RNC has loaned to RHI the sum of $1,500,000; and

WHEREAS, the Credit Parties, RNC and Ronco Brands desire to settle the MIG7 Debt and any other claims between them pursuant to the MIG7 Note and the Claims, as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Transfers of Shares and MIG7 Note; Additional Agreements.

(a)	On April 1, 2017 (the “Closing Date”), in settlement of the MIG7 Debt and any other claims between the Parties pursuant to the MIG7 Note and the Claims:

(i)	The transfer, conveyance and assignment by As Seen on TV, Inc. (“ASTV”) of one hundred percent (100%) of RHI Common Shares (as defined in Section 5(b)(iv)), which are held by ASTV, to Ronco Brands, pursuant to the ASTV-Ronco Brands Assignment of Common Shares in the form as attached hereto as Exhibit A-1, together with the Stock Power attached thereto (the “ASTV-Ronco Brands Assignment of Common Shares”) shall become effective;

(ii)	the transfer, conveyance and assignment by RFL Enterprises, LLC (“RFL”) of one hundred percent (100%) of RHI Redeemable Preferred Shares (as defined in Section 5(b)(iv)), which are held by RFL, to Ronco Brands, pursuant to the RFL-Ronco Brands Assignment of Preferred Shares in the form as attached hereto as Exhibit A-2, together with the Stock Power attached thereto (the “RFL-Ronco Brands Assignment of Preferred Shares”) shall be come effective;

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(iii)	the transfer, conveyance and assignment by the Credit Parties of (i) all right, title and interest of the Credit Parties in and to the Amended and Restated Secured Promissory Note, originally issued on January 14, 2011 and amended and restated on September 30, 2011, originally between Ronco Acquisition, LLC (“Ronco Acquisition”) as holder and RHI as borrower, which has since been acquired from Ronco Acquisition by RFL, as attached hereto as Exhibit B-1 (the “Laurus Note”), which the parties acknowledge and agree has an amount due as of December 31, 2016 of approximately $12,323,072.32, and (ii) the amendment of the maturity date of the Laurus Note to be June 30, 2018, in each case pursuant to the Amendment, Assignment and Assumption Agreement in the form as attached hereto as Exhibit B-2 (the “Amendment, Assignment and Assumption Agreement”) shall become effective;

(iv)	the termination of the Loan and Security Agreement by and between RHI as borrower and Infusion Brands, Inc. (“Infusion”) as Lender, dated on or about April 11, 2014, as attached hereto as Exhibit C-1 (the “RHI-Infusion Loan Agreement”), which has a currently outstanding amount of $651,237, with such RHI-Infusion Loan Agreement becoming of no further force or effect, and with any and all amounts due thereunder being deemed paid in full, pursuant to the Termination of Loan and Security Agreement in the form as attached hereto as Exhibit C-2 (the “RHI-Infusion Loan Termination Agreement”) shall become effective;

(v)	the termination of the Promissory Note between RHI as borrower and ASTV, dated as of May 5, 2014, as attached hereto as Exhibit D-1, which was in the original principal amount of $200,000 (the “RHI-ASTV Note”), with such RHI-ASTV Note becoming of no further force or effect, and with any and all amounts due thereunder being deemed paid in full, pursuant to the Termination of RHI-ASTV Note Agreement in the form as attached hereto as Exhibit D-2 (the “RHI-ASTV Note Termination Agreement”) shall become effective;

(vi)	the termination of the Promissory Note originally between RHI as borrower and Ronco Acquisition, dated as of January 14, 2011, as amended and restated on December 5, 2013, which has since been acquired from Ronco Acquisition by RFL, as attached hereto as Exhibit E-1, which was in the original principal amount of $3,770,000 and is currently outstanding in the amount of $3,770,000 (the “RHI-RFL Note”), with such RHI-RFL Note becoming of no further force or effect, and with any and all amounts due thereunder being deemed paid in full, pursuant to the Termination of RHI-RFL Note Agreement in the form as attached hereto as Exhibit E-2 (the “RHI-RFL Note Termination Agreement”) shall become effective;

(vii)	the Repayment Agreement by and between Ronco Brands, RHI and RNC in the form as attached hereto as Exhibit F (the “Repayment Agreement”) shall become effective;

(viii)	the Guaranty Agreement by and between Ronco Brands and RNC in the form as attached hereto as Exhibit G (the “Guaranty Agreement”) shall become effective; and

(ix)	The Stock Redemption Agreement by and between RHI and Ronco Brands, pursuant to which RHI shall redeem from Ronco Brands 100 shares of Series A Preferred Stock of RHI, as attached hereto as Exhibit H (the “Stock Redemption Agreement”), which redemption shall occur on the Closing Date, shall become effective.

(b)	The parties acknowledge and agree that that the ASTV-Ronco Brands Assignment of Common Shares, the RFL-Ronco Brands Assignment of Preferred Shares, the Amendment, Assignment and Assumption Agreement, a copy of the Laurus Note as in effect on the Effective Date, the RHI-Infusion Loan Termination Agreement, the RHI-ASTV Note Termination Agreement, the RHI-RFL Note Termination Agreement, the Repayment Agreement, the Guaranty Agreement and the Stock Redemption Agreement (collectively the “Transaction Documents”) have each been duly executed by the applicable parties thereto as of the Effective Date. The Parties also acknowledge and agree that the Transaction Documents shall be delivered to the other applicable parties thereto on the Closing Date and shall be effective as of the Closing Date without any further action of the Parties as a result of the Closing (as defined below) occurring.

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(c)	On the Effective Date:

(i)	The Credit Parties shall collectively deliver to RNC:

1.	the ASTV-Ronco Brands Assignment of Common Shares, duly executed by ASTV, together with any certificates of other instruments evidencing the RHI Common Shares;
2.	the RFL-Ronco Brands Assignment of Preferred Shares, duly executed by RFL, together with any certificates of other instruments evidencing the RHI Redeemable Preferred Shares;
3.	the Amendment, Assignment and Assumption Agreement, duly executed by RFL and RHI;
4.	a copy of the Laurus Note as in effect on the Closing Date;
5.	the RHI-Infusion Loan Termination Agreement, duly executed by each of Infusion and RHI;
6.	the RHI-ASTV Note Termination Agreement, duly executed by each of ASTV and RHI;
7.	the RHI-RFL Note Termination Agreement, duly executed by each of RFL and RHI;
8.	the Repayment Agreement, duly executed by RHI; and
9.	the Stock Redemption Agreement, duly executed by RHI.

(ii)	RNC shall deliver to ASTV:

1.	the AST-Ronco Brands Assignment of Common Shares, duly executed by Ronco Brands;
2.	the RFL-Ronco Brands Assignment of Preferred Shares, duly executed by Ronco Brands; and
3.	the Amendment, Assignment and Assumption Agreement, duly executed by RNC.

(iii)	Ronco Brands shall deliver to RHI the Repayment Agreement, duly executed by Ronco Brands.

(iv)	Ronco Brands shall deliver to RHI the Stock Redemption Agreement, duly executed by Ronco Brands, and the parties thereto shall consummate the transactions set forth therein.

(v)	Each of Ronco Brands and RNC shall execute and deliver the Guaranty Agreement.

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(vi)	Ron Hunt and Shad Stastney shall deliver their resignations from their positions as directors of RHI, to be effective as of the Effective Date.

(vii)	Jason Post shall be named as Principal Financial Officer of RHI, to be effective on or prior to Closing Date.

(d)	Through and following the Closing Date, each Party shall deliver to any other Party such instruments of assignment and transfer as may reasonably be requested by any Party to fully effect the transactions contemplated herein.

(e)	The completion and effectiveness of the items set forth in this Section 1 shall be referred to as the “Closing.”

(f)	Following the occurrence of the Closing, the MIG7 Note shall be deemed satisfied in full, and shall be of no further force or effect.

(g)	Ronco Brands will offer, during a period of 45 days following the Effective Date, (the last day in such period, the “End Date”) to each holder of certain warrants to acquire shares of ASTV (the “ASTV Warrants”) the right to exchange such ASTV Warrants for (i) warrants to acquire an aggregate of 1,800,000 shares of common stock, par value of $0.0001 per share of Ronco Brands (the “RBI Common Stock”) which warrants shall have a one (1) year term and an exercise price of $6.00 per share of RBI Common Stock; and (ii) an aggregate of 1,800,000 shares of RBI Common Stock at a purchase price per share of $0.0001 (an aggregate of $180.00) (the “Warrant and Share Exchange”). In the event that a holder of ASTV Warrants has not submitted a subscription agreement and all required documentation as reasonably required by Ronco Brands for participation in the Warrant and Share Exchange by the End Date, such holder shall thereafter have no further right to participate in the Warrant and Share Exchange.

(h)	Notwithstanding anything herein or in any of the Transaction Documents to the contrary, the Parties acknowledge and agree that any Party may terminate this Agreement at any time, for any reason, prior to 12:01 a.m., Eastern time, on April 1, 2017, upon written notice to each other Party. In the event that any such termination pursuant to this Section 1(h) occurs, each of this Agreement and each of the Transaction Document shall immediately be terminated and shall each be of no further force or effect.

2.	General Release of Claims.

(a)	Provided that the Closing occurs, each Credit Party, for itself and its predecessors, successors, assigns, heirs, representatives, and agents and for all related parties hereby irrevocably, unconditionally and forever releases, discharges and remises RNC, Ronco Brands and RHI and their respective employees, officers, directors, Affiliates (whether an Affiliate as of the Effective Date or later), representatives and insurers and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (the “RNC Parties”), from all claims of any type that any Credit Party may have now or may have in the future against any of the RNC Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, related to any of (i) the Note, (ii) the Claims, (iii) the RHI-Infusion Loan Agreement and the transactions contemplated therein, (iv) the RHI-ASTV Note, or (v) the RHI-RFL Note, and the transactions contemplated therein, (collectively, the “Debtor Released Claims”). Each Credit Party represents and warrants that no Debtor Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Debtor Released Claims released herein are owned by the Credit Parties, each of whom has the respective sole authority to release them. Each Credit Party agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Debtor Released Claim which is released and discharged herein.

(b)	Provided that the Closing occurs, RNC, for itself and its predecessors, successors, assigns, heirs, representatives, and agents and for all related parties hereby irrevocably, unconditionally and forever releases, discharges and remises each Credit Party and their respective employees, agents, Affiliates (whether an Affiliate as of the Effective Date or later), representatives and insurers and all persons acting by, through, under or in concert with any of them in both their official and personal capacities, from all claims of any type that RNC may have now or may have in the future against any Credit Party to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, related to any of (i) the Note, (ii) the Claims, (iii) the RHI-Infusion Loan Agreement and the transactions contemplated therein, (iv) the RHI-ASTV Note, or (v) the RHI-RFL Note, and the transactions contemplated therein, (collectively, the “RNC Released Claims”). RNC represents and warrants that no RNC Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all RNC Released Claims released herein are owned by RNC, which has the sole authority to release them. RNC agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any RNC Released Claim which is released and discharged herein.

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(c)	The releases as set forth in Section 2(a) and Section 2(b) shall be effective as of, and conditioned on the occurrence of, the Closing.

3.	Affirmations.

(a)	Each Credit Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against RNC in any forum or form and should any such charge or action be filed by any Credit Party or by any other person or entity on any Credit Party’s behalf involving matters covered by Section 2(a), each Credit Party agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Credit Party might otherwise have had are now settled.

(b)	RNC affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Credit Party in any forum or form and should any such charge or action be filed by RNC or by any other person or entity on RNC’s behalf involving matters covered by Section 2(b), RNC agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims RNC might otherwise have had are now settled.

4.	Additional Agreements.

(a)	Each of the Parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby. Each Party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

(b)	No Party shall, and each Party shall cause their respective Affiliates not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Party not to, make any disparaging comments (or induce or encourage others to make disparaging comments) about any other Party or its officers, directors, shareholders, employees and agents, or their respective operations, financial condition, prospects, products or services.

5.	Representations and Warranties.

(a)	RNC represents and warrants to the Credit Parties as follows:

(i)	RNC has all requisite corporate authority and power to execute and deliver this Agreement and the closing documents to which it is or will be a party (the “RNC Closing Documents”) and to perform its obligations under this Agreement and RNC Closing Documents to which it is or will be a party. The execution and delivery of this Agreement and each of RNC Closing Documents, as well as the consummation of the transactions contemplated hereby and thereby, have been or will be duly and validly authorized by all necessary corporate action on the part of RNC and no other action or proceedings on the part of RNC are or will be necessary to authorize the execution, delivery and performance of this Agreement, RNC Closing Documents or the transactions contemplated hereby and thereby on the part of RNC.

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(ii)	This Agreement has been duly executed and delivered by RNC and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Credit Parties, constitutes the legal, valid, and binding obligation of RNC, enforceable against RNC in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity (the “Enforceability Exceptions”). Upon the execution and delivery by RNC of RNC Closing Documents to which it is a party, RNC Closing Documents will constitute the legal, valid, and binding obligations of RNC, enforceable against it in accordance with their respective terms except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions.

(iii)	Neither the execution and delivery of this Agreement and RNC Closing Documents nor the consummation and performance of any of the transactions contemplated hereby or thereby by RNC will violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over RNC, provided, however, that no representation or warranty is made in this subsection with respect to matters that would not, individually or in the aggregate, reasonably be expected to materially delay or materially impair RNC’s ability to consummate transactions contemplated hereby.

(b)	The Credit Parties, jointly and severally, represent and warrant to RNC as follows:

(i)	The Credit Parties have all requisite corporate authority and power to execute and deliver this Agreement and the closing documents to which each such Credit Party is or will be a party (the “the Credit Parties Closing Documents”) and to perform their respective obligations under this Agreement and the Credit Parties Closing Documents to which such Credit Party is or will be a party. No other action or proceedings on the part of any Credit Party are or will be necessary to authorize the execution, delivery and performance of this Agreement, the Credit Parties Closing Documents or the transactions contemplated hereby and thereby on the part of any Credit Party.

(ii)	This Agreement has been duly executed and delivered by each Credit Party and, assuming that this Agreement constitutes the legal, valid and binding obligation of RNC, constitutes the legal, valid, and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions. Upon the execution and delivery by the Credit Parties of the Credit Parties Closing Documents to which such Credit Party is a party, the Credit Parties Closing Documents will constitute the legal, valid, and binding obligations of the Credit Parties, enforceable against each Credit Party in accordance with their respective terms except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions.

(iii)	Neither the execution and delivery of this Agreement and the Credit Parties Closing Documents nor the consummation and performance of any of the transactions contemplated hereby or thereby by the Credit Parties will violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over any Credit Party; provided, however, that no representation or warranty is made in this subsection with respect to matters that would not, individually or in the aggregate, reasonably be expected to materially delay or materially impair the Credit Parties’ ability to consummate transactions contemplated hereby.

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(iv)	The currently authorized capital stock of RHI is comprised of 800 shares of common stock, par value $0.0001 per share, of which 800 shares are issued and outstanding, all of which are held by ASTV (the “RHI Common Shares”), and 200 shares of preferred stock, par value $0.0001 per share, of which 100 shares have been designated as Series A Preferred Stock with a stated value of $27,000 per share, of which 100 shares are issued and outstanding, all of which are held by RFL (the “RHI Redeemable Preferred Shares” and, together with the RHIO Common Shares, the “Share”). The Shares constitute 100% of the issued and outstanding shares of capital stock of RHI. ASTV is the is the sole record and beneficial owner of the RHI Common Shares, has good and marketable title to the RHI Common Shares, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the RHI Common Shares to Ronco Brands in accordance with this Agreement. RFL is the is the sole record and beneficial owner of the RHI Redeemable Preferred Shares, has good and marketable title to the RHI Redeemable Preferred Shares, free and clear of all Encumbrances, other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the RHI Redeemable Preferred Shares to Ronco Brands in accordance with this Agreement. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, security interests, lock-ups, leak-outs, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of the ASTV-Ronco Brands Assignment of Common Shares, Ronco Brands will receive good and marketable title to the RHI Common Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. Upon the execution and delivery of the RFL- Ronco Brands Assignment of Preferred Shares, Ronco Brands will receive good and marketable title to the RHI Redeemable Preferred Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

(v)	The Shares have been duly authorized, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require RHI to issue any shares in its capital or to convert any securities of any entity or person into shares in the capital of RHI.

(vi)	RHI has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in RHI’s financial statements.

(vii)	None of ASTV or any other Credit Party, nor any of their respective Affiliates, has any interest, direct or indirect, in any shares of capital stock or other equity in RHI or has any other direct or indirect interest in any tangible or intangible property which RHI uses or has used in the business conducted by RHI, or has any direct or indirect outstanding indebtedness to or from RHI, or related, directly or indirectly, to its assets, other than the Shares.

(viii)	There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened by or against RHI or affecting RHI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. No Credit Party has any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which would result in the discovery of such default.

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(ix)	The books and records, financial and otherwise, of RHI are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(x)	The Laurus Note as attached hereto constitutes the full and entire agreement between the parties thereto with respect to the subject matter therein, is in full force and effect, and there have no breaches or events of defaults thereunder.

(xi)	There are no brokerage commissions, finder’s fees or similar fees or commissions payable by any Credit Party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Credit Party or any action taken by any Credit Party.

6.	Notices. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, demand or other communication given under this Agreement shall be deemed to be given if given in writing (including email with return receipt requested and received, if an email address is provided below) addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addresser) and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five (5) days shall have elapsed after the same shall have been deposited in the United States mail, with first-class postage prepaid and registered or certified, or if sent via email, when return receipt has been received:

If to RNC or Ronco Brands:

RNC Investors, LLC

Attn: John Kleinert

1800 Route 34 North, Building 4, Suite 404A

Wall, NJ 07719

With a copy, which shall not constitute notice, to:

John Cacomanolis

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL. 33401

Email: jcacomanolis@legalandcompliance.com

If to any Credit Party:

As Seen on TV, Inc.

Attn:  Shad Stastney, CEO

15505 Long Vista Drive, Suite 250

Austin, TX 78728

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7.	Governing Law and Interpretation. This Agreement shall be governed and controlled by and in accordance with the laws of the State of New York without regard to its conflict of laws provision. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the Circuit Court in and for Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

8.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9.	Remedies. Each of the Parties acknowledges and agrees that the remedy at law available to the other Party for breach of any Party’s obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies that any Party may have at law, in equity or under this Agreement, upon adequate proof of a violation by any other Party of any provision of this Agreement, the first Party will be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or requirement to post a bond.

10.	Non-admission of Wrongdoing. The Parties agree neither this Agreement nor the furnishing of the consideration for same shall be deemed or construed at any time for any purpose as an admission by any Party of any liability or unlawful conduct of any kind.

11.	Entire Agreement; Severability. This Agreement and the exhibits attached hereto sets forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

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12.	Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties wherein specific reference is made to this Agreement.

13.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

14.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

15.	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

16.	No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

17.	Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

18.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date:

RNC Investors, LLC By: /s/ John C. Kleinert Name: John C. Kleinert Title: Managing Member	Ronco Brands, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer
As Seen on TV, Inc. By: /s/ Shad Stastney Name: Shad Stastney Title: Chief Executive Officer	Infusion Brands, Inc. By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory
Ediets.com, Inc. By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory	TV Goods Holding Corporation By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory
Tru Hair, Inc. By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory	RFL Enterprises, LLC By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory
Ronco Funding, LLC By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory	Ronco Holdings, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer

[Signature page to Settlement and General Release Agreement]

11

Exhibit A-1

ASTV-Ronco Brands ASSIGNMENT OF COMMON SHARES

Dated as of February 17, 2017

This ASTV-Ronco Brands Assignment of Common Shares (the “Assignment”), dated as of the date first set forth above, is from As Seen on TV, Inc., a Florida corporation (the “Assignor”) to Ronco Brands, Inc. (“Assignee”).

NOW, THEREFORE, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between Assignor, Assignee, Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., Ronco Holdings, Inc., RFL Enterprises, LLC and Ronco Funding, LLC, and RNC Investors, LLC (the “Settlement Agreement”), and in consideration of the settlements and releases set forth in the Settlement Agreement, and such other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows. Capitalized terms used but not defined herein have the meaning given them in the Settlement Agreement.

1.	Effective as of the Closing Date (as defined in the Settlement Agreement), Assignor hereby sells, grants, conveys, assigns, transfers and delivers to Assignee all of Assignor’s right, title, and interest in and to 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings, Inc., a Delaware corporation (the “Shares”), free and clear of all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”). In connection therewith, Assignor has executed and delivered the stock power as attached hereto as Exhibit A. Such sale, transfer, conveyance and assignment shall be effective on the Closing Date.

2.	Assignor covenants and agrees that in the event that (i) the Shares or other rights covered in this Assignment cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained, or (ii) the Shares or rights are non-assignable by their nature and will not pass by this Assignment, the beneficial interest in and to the same will in any event pass to Assignee, as the case may be; and the Assignor covenants and agrees (in each case without any obligation on the part of the Assignor to incur any out-of-pocket expenses) (a) to hold, and hereby declares that it holds, such property, Shares or rights in trust for, and for the benefit of, Assignee, (b) to cooperate with Assignee in Assignee’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Shares or rights, (c) to cooperate with Assignee in any reasonable interim arrangement to secure for Assignee the practical benefits of such Shares pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible.

3.	Assignor further agrees that it will at any time and from time to time, at its sole cost, at the request of Assignee, execute and deliver to Assignee any and all other and further instruments and perform any and all further acts reasonably necessary to vest in Assignee the right, title and interest in or to any of the Shares which this instrument purports to transfer to Assignee.

4.	Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to Assignee and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Assignment or to the authenticity of any copy, conformed or otherwise, hereof.

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5.	This Assignment is being delivered in connection with the Closing under the Settlement Agreement and is made subject to the provisions of the Settlement Agreement. In the event of any conflict or inconsistency between this Assignment and the Settlement Agreement, the Settlement Agreement shall be the controlling document.

6.	Sections 7 through 18 of the Settlement Agreement are hereby incorporated herein by reference as though fully set forth herein, provided that (i) all references therein to the “Agreement” shall be deemed references to this Assignment and (ii) all references therein to the “Parties” or a “Party” shall be deemed a reference to Assignor, Assignee or both, as applicable.

7.	Assignor and Assignee acknowledge and agree that this Assignment is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Assignment shall become automatically effective, without any further action of Assignor or Assignee, on the Closing Date. Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Assignment shall automatically terminate without any further action of Assignor or Assignee and shall be null and void as of the date of such termination.

[Signatures appear on following page]

A-1-2

IN WITNESS WHEREOF, each of the parties has caused this Assignment to be executed as of the date first set forth above.

Ronco Brands, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer As Seen on TV, Inc. By: /s/ Shad Stastney Name: Shad Stastney Title: Chief Executive Officer

[Signature page to ASTV-Ronco Brands Assignment of Common Shares Agreement]

A-1-3

Exhibit A

Stock Power

IRREVOCABLE STOCK POWER

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, As Seen on TV, Inc.

(“Assignor”) hereby assigns, transfers, and conveys to Ronco Brands, Inc., all of Assignor’s right, title, and interest in and to 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings, Inc., a Delaware corporation (“RHI”) and hereby irrevocably appoints William M. Moore as Assignor’s attorney-in-fact to transfer said shares on the books of RHI, with full power of substitution in the premises.

Dated: February 17, 2017, but effective as of the Closing Date (as defined in the Settlement and General Release Agreement dated as of February 17, 2017, entered into by and between As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC, Ronco Funding, LLC, Ronco Holdings, Inc., RNC Investors, LLC and Ronco Brands, Inc.).

As Seen on TV, Inc.

By:      /s/ Shad Stastney

Name:     Shad Stastney

Title:       Chief Executive Officer

A-1-4

Exhibit A-2

RFL-Ronco Brands ASSIGNMENT OF PREFERRED SHARES

Dated as of February 17, 2017

This RFL-Ronco Brands Assignment of Preferred Shares (the “Assignment”), dated as of the date first set forth above, is from As Seen on TV, Inc., a Florida corporation (the “Assignor”) to Ronco Brands, Inc. (“Assignee”).

NOW, THEREFORE, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between Assignor, Assignee, Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., Ronco Holdings, Inc., As Seen on TV, Inc. and Ronco Funding, LLC (each individually a “Credit Party” and, collectively, the “Credit Parties”), and RNC Investors, LLC (the “Settlement Agreement”), and in consideration of the settlements and releases set forth in the Settlement Agreement, and such other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows. Capitalized terms used but not defined herein have the meaning given them in the Settlement Agreement.

1.	Effective as of the Closing Date (as defined in the Settlement Agreement), Assignor hereby sells, grants, conveys, assigns, transfers and delivers to Assignee all of Assignor’s right, title, and interest in and to 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings, Inc., a Delaware corporation (the “Shares”), free and clear of all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”). In connection therewith, Assignor has executed and delivered the stock power as attached hereto as Exhibit A. Such sale, transfer, conveyance and assignment shall be effective on the Closing Date.

2.	Assignor covenants and agrees that in the event that (i) the Shares or other rights covered in this Assignment cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained, or (ii) the Shares or rights are non-assignable by their nature and will not pass by this Assignment, the beneficial interest in and to the same will in any event pass to Assignee, as the case may be; and the Assignor covenants and agrees (in each case without any obligation on the part of the Assignor to incur any out-of-pocket expenses) (a) to hold, and hereby declares that it holds, such property, Shares or rights in trust for, and for the benefit of, Assignee, (b) to cooperate with Assignee in Assignee’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Shares or rights, (c) to cooperate with Assignee in any reasonable interim arrangement to secure for Assignee the practical benefits of such Shares pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible.

3.	Assignor further agrees that it will at any time and from time to time, at its sole cost, at the request of Assignee, execute and deliver to Assignee any and all other and further instruments and perform any and all further acts reasonably necessary to vest in Assignee the right, title and interest in or to any of the Shares which this instrument purports to transfer to Assignee.

4.	Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to Assignee and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Assignment or to the authenticity of any copy, conformed or otherwise, hereof.

A-2-1

5.	This Assignment is being delivered in connection with the Closing under the Settlement Agreement and is made subject to the provisions of the Settlement Agreement. In the event of any conflict or inconsistency between this Assignment and the Settlement Agreement, the Settlement Agreement shall be the controlling document.

6.	Sections 7 through 18 of the Settlement Agreement are hereby incorporated herein by reference as though fully set forth herein, provided that (i) all references therein to the “Agreement” shall be deemed references to this Assignment and (ii) all references therein to the “Parties” or a “Party” shall be deemed a reference to Assignor, Assignee or both, as applicable.

7.	Assignor and Assignee acknowledge and agree that this Assignment is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Assignment shall become automatically effective, without any further action of Assignor or Assignee, on the Closing Date. Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Assignment shall automatically terminate without any further action of Assignor or Assignee and shall be null and void as of the date of such termination.

[Signatures appear on following page]

A-2-2

IN WITNESS WHEREOF, each of the parties has caused this Assignment to be executed as of the date first set forth above.

Ronco Brands, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer RFL Enterprises, LLC By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory

[Signature page to RFL-RNC Assignment of Preferred Shares Agreement]

A-2-3

Exhibit A

Stock Power

IRREVOCABLE STOCK POWER

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, RFL Enterprises, LLC (“Assignor”) hereby assigns, transfers, and conveys to Ronco Brands, Inc., all of Assignor’s right, title, and interest in and to 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings, Inc., a Delaware corporation (“RHI”) and hereby irrevocably appoints William M. Moore as Assignor’s attorney-in-fact to transfer said shares on the books of RHI, with full power of substitution in the premises.

Dated: February 17, 2017, but effective as of the Closing Date (as defined in the Settlement and General Release Agreement dated as of February 17, 2017, entered into by and between As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC, Ronco Funding, LLC, Ronco Holdings, Inc., RNC Investors, LLC and Ronco Brands, Inc.).

Dated: April 1, 2017.

RFL Enterprises, LLC

By: /s/ Shad Stastney

Name:     Shad Stastney

Title:       Authorized Signatory

A-2-4

Exhibit B-1

Laurus Note

AMENDED AND RESTATED SECURED PROMISSORY NOTE

U.S. $11,700,000	Issued on: January 14, 2011
Amended and Restated on: September 30, 2011

FOR VALUE RECEIVED, Ronco Holdings, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of LV Administrative Services, Inc., as collateral assignee and endorsee of Ronco Acquisition, LLC, or its registered assigns (the "Holder"), the principal amount of Eleven Million Seven Hundred Thousand Dollars ($11,700,000) (subject to adjustment as hereinafter provided), together with interest on the outstanding principal amount of this Amended and Restated Secured Promissory Note (this "Note") at the per annum rate of one and one-half (1.50%) percent on the daily balance of the principal balance of this Note outstanding, which principal and interest shall be payable (a) as to interest, in arrears, on the last day of each calendar quarter (each, an "Interest Payment Date") and (b) as to principal, (i) the principal amount of Five Hundred Thousand Dollars ($500,000) on September 30, 2011, (ii) the principal amount of One Million Dollars ($1,000,000) on October 14, 2011, (iii) the principal amount of Two Million Dollars ($2,000,000) on November 15, 2011, (iv) the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) on February 28, 2012, and (v) the principal amount of Five Million Seven Hundred Thousand Dollars ($5,700,000) on June 14, 2012 (the "Maturity Date") along with all accrued interest and all other amounts due under this Note, as reduced by the Offset Amount (as defined below) and, to the extent applicable, the Contingent Principal Reduction Amount (as defined below). The parties hereto agree that the aggregate offset amount owed pursuant to the Asset Purchase Agreement dated as of January 14, 2011 between the Company and Ronco Acquisition, LLC, as amended, modified and restated from time to time (the "Purchase Agreement"), is an amount equal to Five Hundred Thousand Dollars ($500,000) (the "Offset Amount"). For the avoidance of doubt, the Offset Amount shall not be applied to the principal due under this Note prior to the Maturity Date. If the Company indefeasibly repays principal due under this Note in an amount equal to at least Six Million Dollars ($6,000,000) on or before December 31, 2011, the principal amount due on the Maturity Date shall be automatically reduced by Two Hundred Thousand Dollars ($200,000) (the "Contingent Principal Reduction Amount").

1.       Payments. Amounts payable on this Note shall be made by wire transfer of immediately available U.S. Dollars to such account of the Holder as the Holder shall designate in writing to the Company not less than two business days prior to any Interest Payment Date, any date that a principal payment is due pursuant to the previous paragraph, or the Maturity Date. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind except with respect to the Offset Amount.

2.       Security. The obligations of the Company under this Note are secured by the liens and security interest granted by the Company in favor of the Holder under the terms of a master security agreement executed by the Company in favor of the Holder dated as of January 14, 2011 (as amended, modified and restated from time to time, the "Master Security Agreement").

B-1-1

3.       Default Interest, Interest Calculation and Limitation. Following the occurrence and during the continuance of an Event of Default (as defined below), the Company shall pay interest on the outstanding principal balance of this Note in an amount equal to eight percent (8%) per annum which principal balance shall continue to accrue interest at such interest rate from the date of such Event of Default until the date such Event of Default is cured to the reasonable satisfaction of the Holder or waived in writing by the Holder. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4.       Prepayment. The Company may prepay this Note in whole or in part at any time without penalty upon not less than three (3) days' prior notice, together with accrued interest to the date of prepayment. Upon prepayment of this Note in part and upon written request of the Company, the Holder shall surrender this Note and the Company shall issue a substitute note of like tenor in the amount of the then unpaid principal amount. Upon prepayment of this Note in full, this Note shall be surrendered by the Holder and cancelled.

5.       Events of Default. The occurrence of any of the following events set forth in this Section 5 shall constitute an event of default ("Event of Default") under this Note:

(a)       An "Event of Default" as defined under the Master Security Agreement shall have occurred and be continuing beyond any applicable cure period;

(b)       The Company fails to pay when due any installment of principal or interest when due, and, in any such case, such failure shall continue for a period of three (3) business days following the date upon which any such payment was due;

(c)       The Company shall default in the performance of any of its obligations under this Note and such default shall not be cured during the cure period applicable thereto;

(d)       The Company shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

Failure by the Holder hereof to take action with respect to any Event of Default shall not constitute a waiver of the right to take action in the event of any subsequent Event of Default.

6. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Holder may declare all or any portion of the unpaid principal amount of this Note, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, and/or exercise all rights and remedies available to it under this Note, the Master Security Agreement and/or applicable law; provided, however, that upon the occurrence of any event specified in Section 5(d), the unpaid principal amount of this Note and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Holder.

B-1-2

7.       Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

8.       Assignability. No transfer or other disposition of this Note by the Company, whether voluntary or involuntary, shall be valid unless such transfer or disposition is approved in writing by the Holder, which approval may be granted or withheld at the Holder's sole discretion. This Note shall be binding upon the Company and its successors and assigns. The Holder may transfer or assign all or a portion of this Note to (a) any affiliate of Valens U.S. SPV 1, LLC or Valens Offshore SPV II Corp. or (b) (i) prior to October 14, 2011, any other person or entity acceptable to the Company and (ii) on an after October 14, 2011, any other person or entity reasonably acceptable to the Company.

9.       Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:

Ronco Holdings, Inc.

15505 Long Vista Drive, Suite 250

Austin Texas, 78728

Attn: Todd Barrett

Chief Executive Officer

Facsimile: (512) 238-1136

With copies to:

Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
Attention: Joseph L. Cannella
Facsimile: (212) 779-9928

If to the Holder:

c/o Valens Capital Management, LLC

875 Third Ave., 3rd Floor

New York, New York 10022

Attention: Dhamendra Lachman
Facsimile: (212) 541-441

or such address the Holder may designate by notice in writing to the Company.

B-1-3

Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

10.       Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

11.       Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12.       Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

13.       Waivers. The non-exercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

14.       Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

15.       Collection Costs. Upon an Event of Default, the Company shall pay all costs, charges, and expenses, including attorneys' fees, reasonably incurred or paid at any time by the Holder as a result of such Event of Default.

16.       Waiver. The Company and all others who may become liable for payment of the indebtedness evidenced by this Note do hereby waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, other than notices specifically required by this Note.

B-1-4

17.       Reaffirmation. The Company (a) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Master Security Agreement are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of this Note, (b) acknowledges, ratifies and confirms that the defined term "Obligations" under the Master Security Agreement includes, without limitation, all obligations and liabilities of the Company under this Note (the "Obligations") and (c) acknowledges, ratifies and confirms (i) the grant by the Company to the Holder, for the ratable benefit of the Creditor Parties (as defined in the Master Security Agreement), of a security interest, lien and pledge in the assets of the Company as more specifically set forth in the Master Security Agreement (the "Security Interest Grant") and (ii) that the Security Interest Grant secures all of the Obligations.

18.       Amendment and Restatement. This Note amends and restates in its entirety and is given in substitution for but not in satisfaction of that certain $11,000,000 Secured Promissory Note issued as of January 14, 2011, executed by the Company in favor of Ronco Acquisition, LLC and endorsed by and collaterally assigned by Ronco Acquisition, LLC to the Holder (the "Original Note"). This Note does not effect a refinancing of all or any portion of the obligations heretofore evidenced by the Original Note, it being the intention of the Company and the Holder to avoid effectuating a novation of such obligations.

[Signature Page Follows]

B-1-5

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

RONCO HOLDINGS, INC.

By: /s/ Tod Barrett
Name: Tod Barrett
Title: CEO

ACKNOWLEDGED AND AGREED:

RONCO ACQUISITION, LLC

By: /s/ Aus Faliks

Name: Aus Faliks

Title: Director

LV ADMINISTRATIVE SERVICES, INC.

By: /s/ Patrick Regan

Name: Patrick Regan

Title: Authorized Signatory

SIGNATURE PAGE TO AMENDED AND

RESTATED SECURED PROMISSORY NOTE

B-1-6

Exhibit B-2

AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT

Dated as of February 17, 2017

This Amendment, Assignment and Assumption Agreement (the “Assignment”), dated as of the date first set forth above, is entered into by and between RFL Enterprises, LLC (“RFL”), RNC Investors, LLC (“RNC”), and Ronco Holdings, Inc. (“RHI”). Capitalized terms used but not defined herein have the meaning given them in the Agreement (as defined below). Each of RFL, RNC and RHI may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between RFL, RHI, As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., and Ronco Funding, LLC and RNC (the “Settlement Agreement”), the Parties are obligated to enter into this Assignment;

NOW THEREFORE, in consideration of the settlements and releases set forth in the Settlement Agreement, and such other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.	RHI is the debtor under that certain Amended and Restated Secured Promissory Note, originally issued on January 14, 2011 and amended and restated on September 30, 2011, originally between Ronco Acquisition, LLC (“Ronco Acquisition”) as holder and RHI as borrower, which has since been acquired from Ronco Acquisition by RFL, as attached to the Settlement Agreement as Exhibit B-1 (the “Laurus Note”). As of December 31, 2016, the Laurus Note is outstanding in the amount of approximately $12,323,072.32.

2.	Pursuant to Section 7 of the Laurus Note, effective as of the Closing Date (as defined in the Settlement Agreement) the Parties amend the Laurus Note as follows: The date “June 14, 2012” in the paragraph of the Laurus Note commencing with “FOR VALUE RECEIVED” is hereby replaced with the date “June 30, 2018”, such that the “Maturity Date” of the Laurus Note is June 30, 2018.

3.	Effective as of the Closing Date, RFL grants, transfers and sets over unto RNC all of RFL’s right, title and interest in and to the Laurus Note, including, without limitation, all rights, benefits and advantages of RFL to be derived herefrom and all burdens, obligations and liabilities to be derived thereunder, in consideration of the premises and the consideration set out in the Settlement Agreement.

4.	RFL represents, warrants and covenants to RNC and RHI, as of the date hereof and as of the Closing Date, that:

(a)	The statements in Section 1 are true and complete;

(b)	RFL is duly organized and validly existing under the laws of the jurisdiction of its formation, and has the requisite power and authority to enter into this Assignment and perform its obligations hereunder and each other document contemplated hereby to which RFL is or will be a party and to consummate the transactions contemplated hereby and thereby;

(c)	The execution, delivery and performance by RFL of this Assignment and the transactions contemplated hereby (i) have been duly authorized by all necessary officers, directors, managers or members of RFL, (ii) do not contravene the terms of RFL’s organizational documents, or any amendment thereof, (iii) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any lien under, any contractual obligation of RFL or any requirement of law applicable to RFL, and (iv) do not materially violate any orders of any governmental authority against, or binding upon, RFL to the knowledge of RFL;

B-2-1

(d)	This Assignment has been duly executed and delivered by RFL and constitutes the legal, valid and binding obligations of RFL, enforceable against RFL in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity);

(e)	RFL is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”);

(f)	There are no brokerage commissions, finder’s fees or similar fees or commissions payable by any party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with RFL or any action taken by RFL;

(g)	No other party has any right or interest in the Laurus Note and RFL now has a lawful right, full power and absolute authority to assign to RNC an unencumbered right, title and interest in and to the Laurus Note in the manner set out herein, according to the true intent and meaning of this Assignment.

5.	RNC represents, warrants and covenants to RFL, as of the date hereof and as of the Closing Date, that:

(a)	RNC is duly organized and validly existing under the laws of the jurisdiction of its formation, and has the requisite power and authority to enter into this Assignment and perform its obligations hereunder and each other document contemplated hereby to which RNC is or will be a party and to consummate the transactions contemplated hereby and thereby;

(b)	The execution, delivery and performance by RNC of this Assignment and the transactions contemplated hereby have been duly authorized by all necessary officers, managers or members of RNC; and

(c)	RNC is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

6.	RHI agrees and consents to the assignment of RFL’s interests in the Laurus Note to RNC pursuant to the terms and conditions of this Assignment.

7.	Sections 7 through 18 of the Settlement Agreement are hereby incorporated herein by reference as though fully set forth herein, provided that (i) all references therein to the “Agreement” shall be deemed references to this Assignment; and (ii) all references therein to the “Parties” or a “Party” shall be deemed a reference to the Parties or Party hereto.

8.	The Parties acknowledge and agree that this Assignment is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Assignment shall become automatically effective, without any further action of the Parties, on the Closing Date. Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Assignment shall automatically terminate without any further action of the Parties and shall be null and void as of the date of such termination.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have knowingly and voluntarily executed this Assignment as of the date first set forth above:

RNC Investors, LLC

By:  /s/ John C. Kleinert

Name:     John C. Kleinert

Title:       Managing Member

RFL Enterprises, LLC

By:  /s/ Shad Stastney

Name:     Shad Stastney

Title:       Authorized Signatory

Agreed and accepted:

Ronco Holdings, Inc.

By:  /s/ William M. Moore

Name:     William M. Moore

Title:       Chief Executive Officer

[Signature page to Amendment, Assignment and Assumption Agreement]

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Exhibit C-1

Loan and Security Agreement

Borrower:	Lender:

RONCO HOLDINGS, INC. d/b/a RONCO 15505 Long Vista Drive, Suite 250 Austin, TX 78728	INFUSION BRANDS, INC. 14375 Myer Lake Circle Clearwater, FL 33760

THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is entered into between Infusion Brands, Inc., a Nevada corporation ("Lender"), whose address is 14375 Myer Lake Circle, Clearwater, FL 33760, and the borrower named above ("Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1. LOANS.

1.1 Loans. Lender will make loans to Borrower (the "Loans"), to be used for working capital. in amounts determined by Lender in its good faith business judgment, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Lender deems proper from time to time in its good faith business judgment.

1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Accrued interest shall he payable monthly, on the last day of the month, and shall be charged to Borrower's loan account (and the same shall thereafter bear interest at the same rate as the other Loans).

1.3 Overadvances. If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Lender, without notice or demand. Without limiting Borrower's obligation to repay to Lender the amount of any Overadvance, Borrower agrees to pay Lender interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

1.4 Fees. Borrower shall pay Lender the fees shown on the Schedule. which are in addition to all interest and other sums payable to Lender and are not refundable.

1.5 Loan Requests. Subject to all conditions and terms contained herein such as the delivery of a Borrowing Base Certificate in a form acceptable to Lender with respect to each Loan. to obtain a Loan, Borrower shall make a request to Lender by facsimile, telephone, or electronic mail, such request to provide Lender with at least one Business Day's notice. Loan requests received after 12:00 PM (Central Time) will not be considered by Lender until the next Business Day. Lender may rely on any facsimile, electronic mail or telephone request for a Loan given by a person whom Lender believes is an authorized representative of Borrower, and Borrower will indemnify Lender for any loss Lender suffers as a result of that reliance.

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2. SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Lender a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Payment Intangibles and Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above. and all Borrower's books relating to any and all of the above.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

In order to induce Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Lender as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

3.1 Corporate Existence and Authority. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of formation or incorporation, or Borrower's by-laws, Borrowees partnership agreement or operating agreement (as the case may be), or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

3.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Lender 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name.

3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations. Borrower will give Lender at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in the Representations, without Lender's prior written consent.

3.4 Title to Collateral; Perfection; Permitted Liens.

(a)       Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to Permitted Liens, and Borrower will at all times defend Lender and the Collateral against all claims of others.

(b)       Borrower has set forth in the Representations all of Borrower's Deposit Accounts, and Borrower will give Lender five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Lender a control agreement in form sufficient to perfect Lender's security interest in the Deposit Account and otherwise satisfactory to Lender in its good faith business judgment.

(c)       In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $25,000, Borrower shall promptly notify Lender thereof in writing and provide Lender with such information regarding the same as Lender shall request. Such notification to Lender shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Lender, and Borrower shall execute and deliver all such documents and take all such actions as Lender shall request in connection therewith.

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(d) None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon real property in which any third party has an interest, Borrower shall, whenever requested by Lender, cause such third party to execute and deliver to Lender, in form acceptable to Lender, such waivers and subordinations as Lender shall specify. Borrower will keep in full force and effect, and will comply with all terms of, any lease of real property where any of the Collateral now or in the future may be located.

3.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral.

3.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Lender and the date hereof, there has been no Material Adverse Change.

3.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (1) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred cornpensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

3.9 Compliance with Law. Borrower has complied, and will comply, in all respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

3.10 Litigation. There is no claim, suit, litigation, proceeding or investigation pending or threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) other than those identified in the Representations. Borrower will promptly inform Lender in writing of any additional claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower.

3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for Borrower's working capital. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4. ACCOUNTS.

4.1 Representations Relating to Accounts; Representations Relating to Inventory.

(a)       Borrower represents and warrants to Lender as follows: Each Account with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

(b)       Borrower represents and warrants to Lender as follows: (i) All Eligible Inventory is of good and merchantable quality, free tram detects; and (ii) as to each item of Inventory that is identified by Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Lender, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

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4.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Lender as follows: All statements made and all unpaid balances appearing in all invoices, payment applications, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, payment applications, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

4.3 Schedules and Documents relating to Accounts. Borrower shall deliver to Lender transaction reports and schedules of collections, as provided in the Schedule, on Lender's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Lender's security interest and other rights in all of Borrower's Accounts, nor shall Lender's failure to advance or lend against a specific Account affect or limit Lender's security interest and other rights therein. If requested by Lender, Borrower shall furnish Lender with copies (or, at Lender's request, originals) of all contracts, orders, invoices, payment applications, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Lender an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Lender, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

4.4 Collection of Accounts. Borrower agrees that any and all Accounts must be collected through the lockbox arrangements required under this Section 4.4. Any and all payments on, and proceeds of, Accounts received by Borrower shall be held by Borrower in trust for Lender, and Borrower shall immediately deliver all such payments and proceeds to Lender in their original form, duly endorsed, to be applied to the Obligations in such order as Lender shall determine. From and after the Effective Date, all proceeds of Collateral shall be deposited by Borrower into a lockbox account, pursuant to a lockbox agreement in such form as Lender may specify in its good faith business judgment, and Borrower shall notify all Account Debtors to make all payments to the lockbox. Without limiting the generality of the foregoing, Borrower's invoices, payment applications, and other similar documents evidencing the Accounts, shall have imprinted or stamped on the face thereof notifications of assignment and check remittance information indicating Lender's lock box address. Lender may also notify all Account Debtors to make all payments to such lockbox.

4.5. Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Lender in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Lender shall determine, Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Lender. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.6 Disputes. Borrower shall notify Lender promptly of all disputes or claims relating to Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, without the prior written consent of Lender.

4.7 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Lender, and immediately notify Lender of the return of the Inventory.

4.8 Verification. Lender may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose, and Lender or its designee may, at any time, notify Account Debtors that it has a security interest in the Accounts.

4.9 No Liability. Lender shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Lender be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account,

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5. ADDITIONAL DUTIES OF BORROWER.

5.1 Financial and Other Covenants. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

5.2 Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Lender, in such form and amounts as Lender may require in its good faith business judgment, and Borrower shall provide evidence of such insurance to Lender. All such insurance policies shall name Lender as the exclusive loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Lender. Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Obligations as Lender shall determine in its good faith business judgment. If Borrower fails to provide or pay for any insurance, Lender may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Lender copies of all material reports made to insurance companies.

5.3 Reports. Borrower, at its expense, shall provide Lender with the written reports set forth in the Schedule, and such other written reports with respect to Borrower as Lender shall from time to time specify in its good faith business judgment.

5.4 Access to Collateral, Books and Records/Site Visits. At reasonable times, and on one Business Day's notice, Lender, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Such inspections or audits shall be conducted no more often than twice during each calendar year, but nothing herein restricts Lender's right to conduct such audits more frequently if (i) Lender believes that it is advisable to do so in Lender's good faith business judgment, or (ii) Lender believes in good faith that a Default or Event of Default has occurred. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Lender's then current standard charge for the same), plus reasonable out-of-pocket expenses.

5.5 Negative Covenants. Except as may be permitted in the Schedule, Borrower shall not, without Lender's prior written consent (which shall be a matter of its good faith business judgment), do any of the following:

(i)       merge or consolidate with another corporation or entity;

(ii)       acquire any assets, except in the ordinary course of business;

(iii)      enter into any other transaction outside the ordinary course of business;

(iv)      sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business;

(v)       store any Inventory or other Collateral with any warehouseman or other third party;

(vi)      sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis, without the prior written consent of Lender;

(vii)     make any loans of any money or other assets or make any other Investments, other than Permitted Investments;

(viii)    make any cash or capital contributions to Affiliates;

(ix)       satisfy by payment any loans or other monetary obligations to any Affiliate, without the prior written consent of Lender;

(x)       create, incur, assume or permit to be outstanding any Indebtedness other than (a) the Obligations, (b) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (c) any existing Indebtedness owing to certain Affiliates outlined in Section 8(a) of the Schedule;

(xi)       tee or otherwise become liable with respect to the obligations of another party or entity;

(xii)       pay or declare any dividends on, or distributions with respect to Borrower's stock (except for dividends payable solely in stock of Borrower), or make any other distributions, directly or indirectly, with respect to any equity interest in Borrower;

(xiiii)     redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock or other equity securities;

(xiv)      sell or further encumber, assign, lien or otherwise create any new security interest in any real property owned by Borrower;

(xv)       engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or

(xvi)      dissolve or elect to dissolve.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default has occurred and is continuing, or would occur as a result of such transaction.

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5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lender, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.7 Notification of Changes. Borrower will promptly notify Lender in writing of (i) any change in its officers or directors, and (ii) any Material Adverse Change.

5.8 Further Assurances. Borrower agrees, at its expense, on request by Lender, to execute all documents and take all actions, as Lender, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain Lender's perfected first-priority security interest in the Collateral (subject only to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

6. TERM.

6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule, (the "Maturity Date"), subject to Section 6.3 below.

6.2 Early Termination.

(a)       Early Termination by Lender. This Agreement may be terminated prior to the Maturity Date by Lender, at any time, upon ninety (90) days prior written notice to Borrower, or by Lender, without notice, effective immediately, if an Event of Default has occurred or is continuing.

(b)       Early Termination by Borrower. If this Agreement is terminated by Borrower prior to the Maturity Date, Borrower shall pay to Lender a termination fee in an amount equal to all interest, fees and charges accruing hereunder for a three-month period prior to the effective date of termination. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Lender's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Lender may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Lender nor shall any such termination relieve Borrower of any Obligation to Lender, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, termination of this Agreement, and execution and delivery by Borrower to Lender of a general release on Lender's standard form, attached hereto as Exhibit "A," Lender shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate Lender's security interests. Notwithstanding any such termination, the indemnity provisions of this Agreement shall continue in full force and effect.

7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Lender immediate written notice thereof:

(a)       Any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or

(b)       Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or

(c)       Borrower shall fail to pay any Indebtedness when due;

(d)       the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or

(e)       Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit Lender to conduct an inspection or audit as specified in Section 5.4 hereof; or

(f)       Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or

(g)       any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or

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(h)       any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

(1)       Borrower breaches any material contract or obligation, which has resulted or in Lender's good faith business judgment may reasonably be expected to result in a Material Adverse Change; or

(j)       Dissolution, termination of existence, temporary or permanent suspension of business, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect.

(k)       the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or

(1)       revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or death of any Guarantor; or

(m)       revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

(n)       Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

(o)       there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of, or equity ownership interest in, Borrower, in one or more transactions, compared to the ownership of the same in effect on the date hereof, without the prior written consent of Lender; or

(p)       there shall be a change in the President, Chief Executive Officer, or Chief Financial Officer, and such person is not replaced with another person acceptable to Lender in its good faith business judgment within 30 days thereafter; or

(q)       Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

(r)       a Material Adverse Change shall occur.

Lender may cease making any Loans hereunder during any of the above cure periods, and, thereafter if an Event of Default has occurred and is continuing

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7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument or agreement evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Lender without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Lender deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Lender seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof: and (iii) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Lender at places designated by Lender which are reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Lender shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Lender deems reasonable, or on Lender's premises, or elsewhere and the Collateral need not be located at the place of disposition. Lender may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition of otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Lender to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Lender's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; and (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Lender's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be the lesser of eighteen percent (18.00%) or the Maximum Legal Rate (the "Default Rate").

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7.3 Standards for Determining Commercial Reasonableness. Borrower and Lender agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Lender, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m., Central Time; (v) Payment of the purchase price in cash or by cashier's check or wire transfer, or by deferred payment obligation acceptable to Lender in its discretion, is required; (vi) With respect to any sale of any of the Collateral, Lender may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Lender shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

7.4 Power of Attorney. Without limiting Lender's other rights and remedies, Borrower grants to Lender an irrevocable power of attorney coupled with an interest, authorizing and permitting Lender (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise: (a) Execute on behalf of Borrower any documents that Lender may, in its good faith business judgment, deem advisable in order to perfect and maintain Lender's security interest in the Collateral, or in order to exercise a right of Borrower or Lender, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Lender's possession; (d) Endorse all checks and other forms of remittances received by Lender; (e) Pay, contest or settle any offset, lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles or less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents; (k) With regards to Accounts, at Borrower's expense, to ask, demand, collect, sue for, settle, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Accounts; (1) To file, at Borrower's expense, any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Accounts or any of the collateral securing payment of the Accounts or otherwise to enforce the rights of Purchaser with respect to the Accounts. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement be deemed to indicate that Lender is in control of the business, management or properties of Borrower.

7.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Lender to the Obligations, in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If, Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

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7.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Lender shall have all the other rights and remedies accorded a secured party under the Texas Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

"Account Debtor" means the obligor on an Account.

"Accounts" means all present and future "accounts" as defined in the Texas Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

"Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

"Borrowing Base Certificate" means each Borrowing Base Certificate in a form acceptable to Lender, to be delivered by the Borrower or appointed Administrative Borrower to Lender, and that is certified to be correct as to all matters therein stated, as amended, supplemented or otherwise modified from time to time.

"Business Day" means a day on which Lender is open for business.

"Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with any lease of property by Borrower that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

"Code" means the Uniform Commercial Code as adopted and in effect in the State of Texas from time to time.

"Collateral" has the meaning set forth in Section 2 above.

"continuing" and "during the continuance of" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Lender or cured within any applicable cure period.

"Debt Service" means principal and interest on Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis.

"Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 7.2 above.

"Deposit Accounts" means all present and future "deposit accounts" as defined in the Texas Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

"Eligible Accounts" means Accounts arising in the ordinary course of Borrower's business from the sale of material, products, or finished goods or the rendition of services, which Lender, in its sole and absolute discretion, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Lender's discretion, the following (the "Minimum Eligibility Requirements") are the minimum requirements for an Account to be an Eligible Account:

(i)       the Account must not be outstanding for more than ninety (90) days from its invoice date (the "Eligibility Period");

(ii)       the payment terms for the Account shall be equal to or less than thirty (30) days from the invoice date (unless pre-approved by Lender in its discretion in writing, or backed by a letter of credit satisfactory to Lender);

(iii)      the Account must represent goods or merchandise that has been delivered and accepted by the Account Debtor or services that have been fully performed by the Borrower, and furnished to and accepted by Account Debtor and must not represent work-in-progress, progress billings, or be due under a fulfillment or requirements contract with the Account Debtor;

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(iv)      the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional),

(v)       the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account),

(vi)      the Account must not be owing from an Affiliate of Borrower,

(vii)     the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Lender, or which, fails or goes out of a material portion of its business,

(viii)    the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Lender's satisfaction, with the United States Assignment of Claims Act),

(ix)      the Account must not be owing from an Account Debtor located outside the United States (unless pre-approved by Lender in its discretion in writing, or backed by a letter of credit satisfactory to Lender),

(x)       the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor),

(xi)      the Account must not constitute a retention billing/invoice;

(xii)    the Account must not be assigned for collection or designated for such assignment, or an Account for which Lender in its good faith business judgment determines collection to be doubtful;

(xiii)     the Account must not be for C.O.D., cash in advance, or similar terms;

(xiv)     Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25,00% of the total Accounts outstanding (unless pre-approved by Lender in its discretion in writing, or backed by a letter of credit satisfactory to Lender); and

(xv)       In addition, if more than 25.00% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing.

Lender may, from time to time, in its sole and absolute discretion, revise the Minimum Eligibility Requirements, upon written notice to Borrower.

"Eligible Inventory" means Inventory which Lender, in its sole and absolute discretion, deems eligible for borrowing. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Lender's discretion, the following are the minimum requirements for Inventory to be Eligible Inventory: (i) the Inventory must consist of raw material and finished goods, in good, new and salable condition, not be perishable, not be obsolete or unmerchantable, and not be comprised of work in process, packaging and shipping materials or supplies; (ii) the Inventory must meet all applicable governmental standards; (iii) the Inventory must have been manufactured in compliance with the Fair Labor Standards Act; (iv) the Inventory must conform in all respects to the warranties and representations set forth in this Agreement; (v) the Inventory must be at all times subject to Lender's duly perfected, first priority security interest; (vi) the Inventory must be situated at Borrower's Address or at one of Borrower's domestic locations set forth in the Representations; (vii) the Inventory must not be located on real property leased by Borrower or in a contract warehouse, in each case, (A) unless either (1) it is subject to a landlord agreement or bailee agreement in favor of Lender executed by the lessor, warehouseman, or other third party, as the case may be, or (2) a Reserve, in an amount satisfactory to (and in the good faith business judgment of) Lender, in respect of the Inventory at such location has been established by Lender, and (B) unless it is segregated or otherwise separately identifiable from goods of others (including any Guarantor), if any, stored on the premises; (viii) the Inventory must not be "slow-moving" (including without limitation, for purposes of this clause (viii), any Inventory held in excess of sixty (60) days); (ix) Borrower must have good, valid, and marketable title to such Inventory; (x) the Inventory must not consist of restrictive or custom items, or goods that constitute spare parts, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment; and (xi) the Inventory must not consist of Inventory in-transit from one location of Borrower to another location of Borrower.

"Equipment” means all present and future "equipment" as defined in the Texas Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

"Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

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"GAAP" means generally accepted accounting principles consistently applied.

"General Intangibles" means all present and future "general intangibles" as defined in the Texas Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists. telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

"good faith business judgment" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Lender's business judgment.

"Guarantor" means any Person who has guaranteed, or in the future guarantees, any of the Obligations.

"including" means including (but not limited to).

"Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise to any Person, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including capital leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession (including, without limitation, the Sale-Leaseback Transaction), (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

"Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (t) computer software and computer software products; (g) designs and design rights; (h) technology; (1) all claims for damages by way of past, present and future infringement of any of the rights included above; and (j) all licenses or other rights to use any property or rights of a type described above.

"Inventory" means all present and future "inventory" as defined in the Texas Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory, as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

"Investment" means any beneficial ownership interest in any Person (including stock, securities, partnership interest, limited liability company interest, or other interests), and any loan, advance or capital contribution to any Person, including the creation or capital contribution to an wholly-owned or partially-owned subsidiary)

"Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

"Loan Documents" means, collectively, this Agreement, any Guaranty, any Subordination Agreement, the Representations, and all other present and future documents, instruments and agreements between Lender and Borrower (or Guarantor, if applicable), including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

"Material Adverse Change" means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower; or (ii) a material impairment of the prospect or repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Lender's security interests in the Collateral.

"Net Income" means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

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"Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, auction fees, liquidation fees, appraisal fees. termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

"Other Equipment" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.

"Other Property" means the following as defined in the Texas Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims" (including without limitation any commercial tort claims identified in the Representations), "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

"Payment" means all checks, wire transfers and other items of payment received by Lender (including proceeds of Accounts and payment of the Obligations in full) for credit to Borrower's outstanding Loans.

"Permitted Investments" means:

(i) Investments in Subsidiaries shown on the Representations and existing on the date hereof;

(ii) cash and cash equivalents;

(iii) Investments consisting of Deposit Accounts in which Lender has a first-priority perfected security interest; and

(iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

"Permitted Liens" means the following:

(i) purchase money security interests in specific items of Equipment listed in the Representations;

(ii) purchase money security interests in Equipment where the purchase money lien does not exceed the value of the acquired asset;

(iii) leases of specific items of Equipment listed in the Representations;

(iv) liens for taxes not yet payable;

(v) additional security interests and liens which are subordinate to the security interest of Lender and are consented to in writing by Lender, which consent may be withheld in its good faith business judgment; and

(vi) security interests being terminated substantially concurrently with this Agreement.

Lender will have the right to require, as a condition to its consent under subparagraph (v) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Lender's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Lender, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

"Representations" means the written Representations and Warranties provided by Borrower to Lender referred to in the Schedule.

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"Reserves" means, as of any date of determination, such amounts as Lender may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans, and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

"Subsidiary" means, with respect to any Person, a Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Other Terms” All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.       CROSS-DEFAULT.

9.1 Cross Default. This Agreement and each guaranty, pledge agreement and each other agreement, document and instrument executed and/or delivered in connection herewith shall constitute a Loan Document. Any default or event of default or any breach of any representation, warranty, covenant or agreement by Borrower hereunder or under any such other agreement executed and/or delivered in connection herewith shall constitute a Default under this Agreement and the other Loan Documents.

10.       GENERAL PROVISIONS.

10.1 Computations. In computing interest on the Obligations, all Payments received after 2:00 Central Time on any day shall be deemed received on the next Business Day, and Payments received by Lender (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Lender on account of the Obligations three (3) Business Days after receipt by Lender of immediately available funds. Lender shall not be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Lender in its good faith business judgment, and Lender may charge Borrower's loan account for the amount of any item of payment which is returned to Lender unpaid.

10.2 Application of Payments. All payments with respect to the Obligations maybe applied, and in Lender's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as Lender shall determine in its good faith business judgment.

10.3 Increased Costs and Reduced Return. If Lender shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or governmental authority, or compliance by Lender with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to Lender (whether or not having the force of law) shall (i) subject the Lender to any tax, duty or other charge with respect to this Agreement or any Loan made hereunder, or change the basis of taxation of payments to Lender of any amounts payable hereunder (except for taxes on the overall net income of Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, Lender, or (iii) impose on Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to Lender of making any Loan, or agreeing to make any Loan or to reduce any amount received or receivable by Lender, then, upon demand by Lender, the Borrower shall pay to Lender such additional amounts as will compensate Lender, or its agents, for such increased costs or reductions in amount. All amounts payable under this Section shall bear interest from the date of demand by the Lender until payment in full to the Lender at the highest interest rate applicable to the Obligations. A certificate of the Lender claiming compensation under this Section, specifying the event herein above described and the nature of such event shall be submitted by the Lender to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and the Lender's reasons for invoking the provisions of this Section, and the same shall be final and conclusive absent manifest error.

10.4 Charges to Accounts. Lender may, in its discretion, require that Borrower pay monetary Obligations in cash to Lender, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

10.5 Monthly Accountings. Lender may provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

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10.6 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed (i) to Borrower at the address shown in the heading to this Agreement, or (ii) to Lender at the address shown in the heading to this Agreement, or (iii) for either party at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

10.7 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

10.8 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

10.9 Waivers; Indemnity. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, notice of intent to accelerate, notice of acceleration, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Lender and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Lender and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee's own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

10.10 Liability. NEITHER LENDER NOR ITS PARENT, NOR ANY OF ITS AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS SHALL BE LIABLE FOR ANY CLAIMS, DEMANDS, LOSSES OR DAMAGES, OF ANY KIND WHATSOEVER, MADE, CLAIMED, INCURRED OR SUFFERED BY BORROWER OR ANY OTHER PARTY THROUGH THE ORDINARY NEGLIGENCE OF LENDER, OR ITS PARENT OR ANY OF ITS AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS, BUT NOTHING HEREIN SHALL RELIEVE LENDER FROM LIABILITY FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NEITHER LENDER NOR ITS PARENT, NOR ANY OF ITS AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS SHALL BE RESPONSIBLE OR LIABLE TO BORROWER OR TO ANY OTHER PARTY FOR ANY INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR AS A RESULT OF ANY OTHER ACT, OMISSION OR TRANSACTION.

10.11 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lender.

10.12 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

10.13 Attorneys' Fees and Costs. Borrower shall reimburse Lender for all reasonable attorneys' fees and all filing, recording. search, title insurance, appraisal. audit, and other reasonable costs incurred by Lender, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Lender incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower: enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interest in, the Collateral; and otherwise represent Lender in any litigation relating to Borrower. If either Lender or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Lender may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

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10.14 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release Borrower from its liability for the Obligations.

10.15 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

10.16 Limitation of Actions. Any claim or cause of action by Borrower against Lender, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Lender, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within two years after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Lender, or on any other person authorized to accept service on behalf of Lender, within thirty (30) days thereafter. Borrower agrees that such two-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The two-year period provided herein shall not be waived, tolled, or extended except by the written consent of Lender in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

10.17 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Lender acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.

10.18 Public Announcement. Borrower hereby agrees that Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use the Borrower's name, tradenames and logos.

10.19 Governing Law; Jurisdiction; Venue. This Agreement and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of Texas. Each party consents to the jurisdiction of courts or tribunals located within Travis County, Texas, and agrees that the exclusive venue for all actions and proceedings (including any alternative dispute resolution method as described in Section 10.20 of this Agreement) relating directly or indirectly to this Agreement shall be Travis County, Texas, provided that nothing herein shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Any judicial proceeding by Borrower against Lender or any affiliate thereof involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in a proceeding in Travis County, Texas, and shall be subject to the provisions of Sections 10.20 and 10.21 below. Each party waives any and all rights the party may have to object to the jurisdiction of any such tribunal or court, or to transfer or change the venue of any such action or proceeding from such tribunal or court, including, without limitation, any objection to venue or request for change in venue based on doctrine of forum non conveniens. Borrower consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in this Agreement or by any other method permitted by law.

10.20 Dispute Resolution. (a) Mediation. In the event of a dispute between the parties concerning any aspect of this Loan Agreement and except for any matters pertaining to Borrower's commission of an Event of Default pursuant to section 7.1 ("Alternative Dispute Exceptions"), the parties shall first meet within two (2) business days of receipt of any request and, in good faith, seek to resolve the dispute before such party may commence any action, whether arbitration or litigation. If the parties fail to reach an agreement in the mediation process within five (5) days, then either party may, if it so chooses, commence arbitration or litigation, as this Agreement may allow. Borrower and Lender reserve all of their respective rights in the event that no agreed resolution is reached in the mediation procedure and neither party shall be deemed to be precluded from commencing an action for the sole purpose of preventing irreparable harm while the mediation procedure is pending or continuing.

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(b)       Arbitration. Except for the Alternative Dispute Exceptions, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this provision to arbitrate, shall be governed by the Texas General Arbitration Act, V.T.C.A., Civil Practices and Remedies Code, § 171.001 el seq. or, if interstate commerce is involved and to the extent provided, the Federal Arbitration Act. Arbitration shall be determined before one arbitrator. At the option of the first to commence an arbitration, the arbitration shall be administered either by JAMS pursuant to its Streamlined Arbitration Rules and Procedures, or by the American Arbitration Association pursuant to its Commercial Arbitration Rules. Judgment on the award may be entered in any court having jurisdiction. In addition to the Alternative Dispute Exceptions, this clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(c)       Temporary Relief. Without prejudice to any party or this arbitration provision, any of the parties may petition an appropriate court of competent jurisdiction for any temporary or preliminary relief, such as for an injunction or garnishment. The filing for such relief shall not be considered a waiver of the right to arbitration under this provision. Alternatively, pending arbitration, any provisional remedy which would be available from a court of law shall be available to the parties to this Agreement from the arbitrators.

10.21 Mutual Waiver of Jury TriaL BORROWER AND LENDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:

RONCO HOLDINGS, INC.

d/b/a RONCO, a Delaware corporation

By: /s/ William Moore

William Moore, President

Date: 11 April 2014

LENDER:

INFUSION BRANDS, INC.,
a Nevada corporation

By: /s/ Robert DeCecco

Robert DeCecco, Chief Executive Officer

Date: _________________

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Schedule to

Loan and Security Agreement

Borrower:

RONCO HOLDINGS, INC.

d/b/a RONCO

15505 Long Vista Drive, Suite 250
Austin, TX 78728

This Schedule forms an integral part of the Loan and Security Agreement between Infusion Brands, Inc., and the above-borrower of even date (as amended, restated, supplemented, or otherwise modified from time to time, this "Agreement" or the "Loan Agreement").

1. CREDIT LIMIT

   (Section 1.1):

The Credit Limit shall be the sum of (A) and (B) below:

As used herein, the term "Loans" means, individually and collectively, the Revolving Loans under Part A and Part B below.

A.       AR Revolving Loans. Subject to the terms and conditions of this Agreement, and at Lender's sole and absolute discretion, Lender shall make revolving advances ("AR Revolving Loans") in an aggregate outstanding amount not to exceed at any time the lesser of the following (the "AR Revolver Credit Limit") (1) $3,000,000.00 (the "Maximum AR Revolver Amount") or (2) the AR Borrowing Base (as defined below).

As used herein, the term "AR Borrowing Base" means 80.00% (the "AR Advance Rate") of the amount of Borrower's Eligible Accounts (as defined in Section 8 above). Lender may, from time to time, modify the AR Advance Rate and/or the Maximum AR Revolver Amount, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, its evaluation of the Inventory, or other issues or factors relating to the Accounts, Inventory or other Collateral or Borrower.

B.       Inventory Revolving Loans. At Lender's sole and absolute discretion, subject to the terms and conditions of this Agreement and provided the making of any loan under this section 1.1(B) does not cause the AR Revolver Credit Limit to exceed $3,000,000.00, Lender shall make revolving advances ("Inventory Revolving Loans") in an aggregate outstanding amount not to exceed at any time the lesser of the following (the "Inventory Revolver Credit Limit"): (1) $1,000,000.00 (the "Maximum Inventory Revolver Amount"); or (2) the Inventory Borrowing Base (as defined below); or (3) 25.00% of the amount of Borrower's gross Accounts.

As used herein, the term "Inventory Borrowing Base" means 30.00% (the "Inventory Advance Rate") of the value of Borrower's Eligible Inventory (as defined in Section S above), calculated at cost and determined on a first-in first-out basis. Lender may, from time to time, modify the Inventory Advance Rate and/or the Maximum Inventory Revolver Amount, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, its evaluation of the Inventory, or other issues or factors relating to the Accounts, Inventory or other Collateral or Borrower.

The term "Maximum Revolver Amount" shall mean the Maximum AR Revolver Amount plus the Maximum Inventory Revolver Amount.

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2. INTEREST.

   Interest Rate (Section 1.2):

The Loans outstanding from time to time shall bear interest at an annual rate equal to the "Prime Rate" in effect from time to time, plus 4.00% per annum. Interest hereon shall accrue daily and be payable monthly.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

As used in this Agreement, "Prime Rate" means the "prime rate" published from time to time in the Wall Street Journal. The interest rate applicable to the Obligations shall change on each date there is an applicable change in the Prime Rate. Interest is also subject to the operation, as applicable, of Section 7.2 of the Loan Agreement as to the Default Rate.

2A. USURY SAVINGS CLAUSE

Provisions Relating to Interest

Notwithstanding the provisions of this Agreement regarding the rates of interest applicable to the Loans, if at any time the amount of such interest computed on the basis of the interest rate set forth herein (the "Applicable Interest Rate") would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and Lender (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Interest Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Interest Rate.

No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between the Borrower and Lender or default of the Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and Lender, or the arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Excess"), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the remaining Obligations; and third, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The Borrower recognizes that, with fluctuations in the Applicable Interest Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

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The provisions of this Section 2A of this Schedule shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to the Borrower (or any other obligor in respect of Obligations), whether or not any provision of this Section 2A of this Schedule is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of the Borrower (or other obligor) asserted by Lender thereunder, be automatically recomputed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2A of this Schedule.

If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under this Section 2A of this Schedule shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

3. FEES

   (Section 1.4):

Loan Fee:	Borrower shall pay a Loan Fee of 100% of the Maximum Revolver Amount (i.e., $30,000.00), fully earned as of the date hereof and payable concurrently with the execution of this Agreement.

Collateral Monitoring Fees	AR Monitoring Fee. A monthly collateral monitoring fee equal to 1.25% of the Accounts submitted by Borrower on the Borrowing Base Certificates.

Inventory Monitoring Fee. A monthly collateral monitoring fee equal to 1.50% of the Inventory submitted by Borrower on the Borrowing Base Certificates, charged and payable in arrears on the last day of each month.

Misdirected Payment Fee.	Borrower shall pay a Misdirected Payment Fee of fifteen percent (15.00%) of the amount of any payment on any Account, which is received by Borrower and not delivered in kind to Lender on the next Business Day following the date of receipt by Borrower. This fee shall be due upon demand by Lender.

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Missing Notation Fee.	Borrower shall pay the Missing Notation Fee of fifteen percent (15.00%) of the Account on any invoice delivered to an Account Debtor that does not contain the required notice set forth in Section 4.4 of the Agreement.

4. MATURITY DATE

   (Section 6.1):

As used herein, the term "Maturity Date" means the first anniversary of the Effective Date. Notwithstanding anything herein to the contrary, Lender may terminate the Agreement at any time by giving Borrower ninety (90) days prior written notice; provided that, upon an Event of Default, Lender may terminate this Agreement without notice to Borrower, effective immediately.

5. FINANCIAL COVENANTS

   (Section 5.1):

Borrower shall comply with each of the following covenants, Compliance shall be determined as of the end of each fiscal quarter, except as otherwise specifically provided below:

Debt Service
Coverage Ratio.

As of the last day of each fiscal quarter, a ratio of Net Income plus depreciation and amortization expenses plus interest plus lease expenses (to the extent included in Debt Service), in each case for the four (4) consecutive fiscal quarters then-ended, to Debt Service and non-financed Capital Expenditures calculated for the four (4) consecutive fiscal quarters then-ended of at least 1.0 to 1.0.

Capital Expenditures.

Borrower shall not make Capital Expenditures exceeding $100,000.00, in the aggregate in any fiscal year, without the prior written consent of Lender.

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6. REPORTING.

   (Section 5.3):

Borrower shall provide Lender with the following:

(a)       Borrowing Base Certificates and transaction reports, schedules of collections, schedules of inventory in a format acceptable to Lender, sales journal, credit memos, and summary accounts receivable agings aged by due date, each week and at the time of each Loan request, on Lender's standard form.

(b)       Monthly detailed accounts receivable agings, aged by due date, within ten days after the end of each month.

(c)       Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within ten days after the end of each month.

(d)       Monthly reconciliations of accounts receivable agings (aged by due date), transaction reports, and general ledger, within ten days after the end of each month.

(e)       Monthly perpetual inventory reports for the Inventory reconciled to the general ledger and valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Lender in its good faith business judgment, all within ten days after the end of each month.

(f)       Monthly reports setting forth all delinquent Accounts and charge-offs, as soon as available, and in any event within ten days after the end of each month.

(g)       Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month.

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(h)       Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower no later than 60 days prior to the end of each fiscal year of Borrower.

(i)       Annual financial statements, as soon as available, and in any event within 120 days following the end of Borrower's fiscal year, reviewed by independent certified public accountants acceptable to Lender.

(j)       Each of the financial statements in subsections (g) and (i) above shall be accompanied by Compliance Certificates, in such form as Lender shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such period Borrower was in full compliance with all of the terms and conditions of this Agreement, if applicable, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Lender shall request in its good faith business judgment, including, without limitation, a statement that at the end of such period there were no held checks.

(k)       Borrower's annual tax return within ten days after the date filed, but in no event later than nine months after Borrower's fiscal year-end.

(l)     Evidence in form acceptable to Lender of payments of all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower, monthly or as more often required by Lender.

7. BORROWER INFORMATION:

Borrower represents and warrants that the information set forth in the Representations and Warranties of the Borrower received by Lender on or around November 27, 2013 (the "Representations") are true and correct as of the date hereof.

8. ADDITIONAL PROVISIONS

(a)	Subordination of Inside Debt. All present and future indebtedness of Borrower to its officers, directors, shareholders and Affiliates (collectively, "Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Lender's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following:

Indebtedness to:	Principal Amount
CD3 Holdings, Inc.	$3,017,000

Concurrently Borrower shall cause the above Persons to execute and deliver to Lender Subordination Agreement with respect to the foregoing debt on Lender's standard form. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Lender a subordination agreement on Lender's standard form.

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(b)	Copyrights, Patents, and Trademarks.

(i)       Borrower hereby represents and warrants that, as of the date of this Agreement, Borrower does not have any maskworks, computer software, or other copyrights, that are registered (or are the subject of any application for registration) with the United States Copyright Office. Borrower hereby covenants and agrees that Borrower will NOT register with the United States Copyright Office (or apply for such registration of) any of Borrower's maskworks, computer software, or other copyrights, unless Borrower has provided Lender not less than 30 days prior written notice of the commencement of such registration/application and Borrower has executed and delivered to Lender such security agreement(s) and other documentation (in form and substance reasonably satisfactory to Lender) which Lender in its good faith business judgment may require for filing with the United States Copyright Office with respect to such registration or application.

(ii)       Borrower will identify to Lender in writing any and all patents and trademarks of Borrower that are registered (or the subject of any application for registration) with the United States Patent and Trademark Office and, upon Lender's request therefor, promptly execute and deliver to Lender such security agreement(s) and other documentation (in form and substance reasonably satisfactory to Lender) which Lender in its good faith business judgment may require for filing with the United States Patent and Trademark Office with respect to such registration or application.

(iii)       Borrower will: (x) protect, defend and maintain the validity and enforceability of Borrower's copyrights, patents, and trademarks; (y) promptly advise Lender in writing of material infringements of Borrower's copyrights, patents, or trademarks of which Borrower is or becomes aware; and (z) not allow any material item of Borrower's copyrights, patents, or trademarks to be abandoned, forfeited or dedicated to the public without Lender's written consent.

(c)	Bailee Agreement. Borrower hereby represents and warrants that, as of the date of execution and delivery of this Agreement, no goods of Borrower are in the possession of any warehouseman or other bailee (except as set forth in Section 3(d) of the Representations), and hereby covenants that Borrower promptly shall deliver written notice to Lender of any goods of Borrower being in the possession of any other warehouseman or other bailee. With respect to any goods or other Collateral of Borrower in the possession of any warehouseman or other bailee (including any set forth in Section 3(d) of the Representations), Borrower shall, promptly upon Lender's request therefor, use commercially reasonable efforts to deliver to Lender a bailee agreement (in form and substance satisfactory to Lender) duly executed by such warehouseman or other bailee. In the event that Lender requests such a bailee agreement and Borrower uses such efforts but does not succeed in delivering such a bailee agreement, Lender may (in its good faith business judgment) maintain a Reserve with respect to such warehouse or other bailee location. Additionally, Lender will establish a Reserve equal to three (3) months' worth of warehouse fees that are charged to Borrower.

(d)	Landlord Agreement. With respect to any leased premises of Borrower, Borrower shall, promptly upon Lender's request therefor, deliver to Lender a landlord agreement (in form and substance satisfactory to Lender) duly executed by the lessor of such leased premises. Without limiting the generality of the foregoing, Lender has requested that Borrower deliver, on or before the date of this Agreement, such a landlord agreement duly executed by the applicable landlord with respect to Borrower's Address, and Lender may (in its good faith business judgment) maintain a Reserve with respect to Borrower's Address location in the event Lender does not receive such landlord agreement.

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(e)	Control Agreements. Upon request by Lender, as to any Deposit Accounts (including any lockbox or blocked account) and Investment Property (including securities accounts) maintained with any institution as of the date of this Agreement, Borrower shall cause such institution, concurrently herewith, to enter into a control agreement in form acceptable to Lender in its good faith business judgment in order to perfect Lender's first-priority security interest in such Deposit Accounts (including any lockbox or blocked account) and grant Lender "control" (within the meaning of Articles 8 and 9 of the Code) over such Investment Property (including securities accounts). From and after the date of this Agreement, Borrower shall not maintain any Deposit Accounts (including any lockbox or blocked account) or Investment Property (including securities accounts) with any bank, securities intermediary, or other institution unless Lender has received such a control agreement duly executed by such party in favor of Lender covering such Deposit Account (including any lockbox or blocked account) or Investment Property (including securities accounts), as the case may be.

9. CONDITIONS PRECEDENT

In addition to the other conditions precedent set forth in this Agreement, the making of the initial Loan hereunder is subject to the following additional conditions:

(a)	Searches; Payoff Letter; UCC Terminations. Lender shall have received lien searches listing all effective financing statements which name Borrower (or any predecessor entity, prior name, or tradename thereof or any seller of assets acquired by Borrower outside of the ordinary course of business) as debtor that are filed in the applicable filing offices with respect to Borrower, none of which financing statements shall cover any of the Collateral of Borrower, except (1) Lender's own financing statements and fixture filings (as the case may be) filed of record against Borrower, respectively, (2) financing statements perfecting Permitted Liens, (3) financing statements as to which Lender has received duly executed authorization by the applicable secured party to file executed termination statements or partial release statements in form and substance satisfactory to Lender, or (4) as otherwise agreed in writing by Lender,

(b)	Lockbox. Lender shall have received the lockbox agreement or blocked account agreement (as the case may be) required under Section 4.4 of this Agreement, and the lockbox arrangements or blocked account arrangements (as the case may be) thereunder shall be in full force and effect.

(c)	Examination. Lender shall have received pre-survey examination reports, with respect to the Collateral, satisfactory to Lender in its good faith business judgment.

(d)	General Conditions. The following: (i) all documents relating to this Agreement have been executed and delivered, (ii) no Material Adverse Change and no Default or Event of Default has occurred and is continuing, and (iii) all other matters relating to the Loans have been completed to Lender's satisfaction.

C-1-25

Borrower:	Lender:

RONCO HOLDINGS, INC.	INFUSION BRANDS, INC.,
d/b/a RONCO, a Delaware corporation	a Nevada corporation

By: /s/ William Moore	By: /s/ Robert DeCecco
William Moore, President	Robert DeCecco, Chief Executive Officer

Date: 11 April 2014	Date: _____________________________

C-1-26

EXHIBIT A

C-1-27

Exhibit C-2

RHI-InFUSION LOAN TERMINATION Agreement

Dated as of February 17, 2017

This RHI-Infusion Loan Termination Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Ronco Holdings, Inc., a Delaware corporation, (“RHI”) and Infusion Brands, Inc., a Nevada corporation (“Infusion”). Each of RHI and Infusion may be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between Infusion, RHI, RFL Enterprises, LLC, As Seen on TV, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., Ronco Funding, LLC, Ronco Brands, Inc. and RNC Investors, LLC (the “Settlement Agreement”), the Parties are obligated to enter into this Agreement;

Whereas, the Parties are the parties to the certain Loan and Security Agreement, dated on or about April 11, 2014, as attached to the Settlement Agreement as Exhibit C-1 (the “Loan Agreement”); and

Whereas, the Parties now desire to terminate the Loan Agreement;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Termination. Subject to Section 8, the Loan Agreement is terminated as of the Closing Date (as defined in the Settlement Agreement), and shall thereafter be of no further force or effect.

2.	Waiver of Amounts Owed; Release. Subject to Section 8, the Parties acknowledge and agree that all amounts due and payable from either Party to the other Party pursuant to the Loan Agreement, to the extent such amounts may exist, are hereby waived effective as of the Closing Date, and shall be deemed paid in full as of the Closing Date, and neither Party shall have any additional obligations to the other pursuant to the Loan Agreement, except as otherwise set forth herein or in the Settlement Agreement. Effective as of the Closing Date, the Parties hereby release each other from any and all liabilities or obligations that may have arisen pursuant to the Loan Agreement prior to the Closing Date.

3.	Security. Effective as of the effectiveness of this Agreement, Infusion releases any security interest that Infusion may have in the Collateral (as defined in the Loan Agreement), and agrees that RHI may execute such documents and undertake such actions in the name of Infusion as reasonably required to effect the same and, to the extent that RHI is not able to do so, Infusion agrees to execute such documents and perform such acts as reasonably required to effect the same.

4.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement. Any signature pages of this Agreement transmitted by telecopier or by electronic mail in portable document format will have the same legal effect as an original executed signature page.

C-2-1

5.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance, and remedies.

6.	Amendment. This Agreement may not be amended or modified except by a written agreement signed by authorized representatives of each of the Parties.

7.	Further Assurances. Each Party shall execute such additional documents and instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof.

8.	Effectiveness. The Parties acknowledge and agree that this Agreement is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Agreement shall become automatically effective, without any further action of the Parties, on the Closing Date. Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate without any further action of Assignor or Assignee and shall be null and void as of the date of such termination.

[Signatures appear on following page]

C-2-2

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date:

Ronco Holdings, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer	Infusion Brands, Inc. By: /s/ Shad Stastney Name: Shad Stastney Title: Authorized Signatory

[Signature page to RHI-Infusion Loan Termination Agreement]

C-2-3

Exhibit D-1

PROMISSORY NOTE

U.S. $200,000	May 5, 2014

FOR VALUE RECEIVED, Ronco Holdings, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of As Seen On TV, Inc., or assigns (the "Holder"), the principal amount of Two Hundred Thousand Dollars ($200,000), together with interest on such principal amount under this note (this "Note") at the per annum rate of fourteen percent (14%) (calculated on a monthly basis by multiplying the average daily balance of the principal outstanding during the calendar month by the interest rate then in effect), which interest shall be payable on the last day of each calendar month in arrears and as to principal, on December 31, 2014, on which date (the "Maturity Date") all outstanding principal and accrued but unpaid interest shall be due and payable.

1.       Payments. Amounts payable on this Note shall be paid in cash and shall be made by wire transfer of immediately available U.S. Dollars to such account of the Holder as the Holder shall designate in writing to the Company.

2.       Subordination. All payments due under this Note shall be subordinated to the prior payment by the Company of all amounts that are borrowed by the Company, from time to time, from a bank or other lender and that are secured by the accounts receivable and the inventory, or other assets of the Company; provided, however, so long as the Company is not in default of its obligations to such bank or other lender with respect to such borrowings, the Company shall not be prohibited from paying the interest accruing under this Note. At the request of such bank or other institutional lender, the Holder shall execute and deliver to such bank or other institutional lender a subordination agreement in connection with the foregoing containing such terms and conditions as may be reasonably requested by such bank or other lender.

3.       Prepayment. The Company may prepay this Note in whole or in part at any time without penalty upon not less than three (3) days' prior notice. Upon prepayment of this Note in part and upon written request by the Company, the Holder shall surrender this Note and the Company shall issue a substitute note of like tenor in the amount of the then unpaid principal amount. Upon payment of this Note in full, this Note shall be surrendered by the Holder and cancelled.

4.       Withholding. If required by any Federal, state or local law, the Company shall withhold any required amounts from payments due to the Holder for payment to the appropriate taxing authority, provided that prior to any such withholding, the Company shall provide the Holder with notice that such withholding is required by law and provide the Holder with the opportunity to contest such claim prior to paying any amounts to any such authority. Notwithstanding the foregoing, the Company may make such payments in its sole and absolute discretion. Any amounts so withheld hereunder will be treated as a payment by the Company to the Holder.

D-1-1

5.       Events of Default. The entire unpaid principal amount under this Note shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred and be continuing:

(i)       the Company shall fail to pay any amounts owed hereunder when due and such default continues for a period of ten (10) days (referred to herein as the "grace Period");

(b)       if the Company shall:

(i)       admit in writing its inability to pay its debts generally as they become due;

(ii)       file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii)       make an assignment for the benefit of creditors; or

(iv)       consent to the appointment of a receiver of the whole or any substantial part of its assets;

(c)       if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;

(d)       if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control.

Failure by the Holder to take action with respect to any Event of Default shall not constitute a waiver of the right to take action in the event of any subsequent Event of Default

6.        Remedies. In case any one or more of the Events of Default specified in Section 7 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

7.       Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

D-1-2

8.       Assignability. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns.

9.       Maximum Interest Rate. Regardless of any provision contained herein, Payee shall never be entitled to contract for, charge, take, reserve, receive, or apply, as interest on this note any amount in excess of the Highest Lawful Rate (as hereinafter defined). If Payee ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall promptly be paid to Maker. In determining whether interest paid or payable exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable Law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term hereof; provided that, if the principal hereof is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence exceeds the Highest Lawful Rate, Payee shall refund the excess, and, in such event, Payee shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. As used herein, the term "Highest Lawful Rate" means the maximum rate of interest (or, if the context requires, an amount calculated at such rate) which Payee is allowed to contract for, charge, take, reserve, or receive under applicable federal or state (whichever is higher) law from time to time in effect after biking into account, to the extent required by applicable federal or state (whichever is higher) law from time to time in effect, any and all relevant payments or charges under this note.

10.       Notices.

(i)       All notices, requests, consents and other communications hereunder will be in writing and will be mailed (a) if delivered from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or (b) if delivered from outside the United States, by International Federal Express. All notices, requests, consents and other communications hereunder will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed and (iii) if delivered by International Federal Express, two business days after so mailed, and will be delivered and addressed (x) if to the registered Holder, to the address of such Holder as shown on the books of the Company, or (y) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holder:

Ronco Holdings, Inc.

15505 Long Vista Drive

Austin, TX 78728

Attn: Ronald Hunt, Acting President

Fax No.: (512) 238-1136

D-1-3

(ii)       Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

11.       Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12.       Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Note shall be brought only in the New York Supreme Court, County of New York, or the United States District Court for the Southern District of New York and the parties hereto irrevocably submits to such jurisdiction, which shall be exclusive. The parties hereby waive any and all rights to trial by jury.

13.       Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

14.       Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

15.       Waiver. The Company and all others who may become liable for payment of the indebtedness evidenced by this Note do hereby waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, other than notices specifically required by this Note.

*   *   *

D-1-4

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

RONCO HOLDINGS, INC.

By: /s/ Ronald Hunt
Ronald Hunt, Acting President

AGREED AND ACCEPTED BY HOLDER:

AS SEEN ON TV, INC.

By: /s/ Robert DeCecco
Name: Robert DeCecco
Title: CEO

D-1-5

Exhibit D-2

RHI-ASTV Note Termination Agreement

This RHI-ASTV Note Termination Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Ronco Holdings, Inc., a Delaware corporation, (“RHI”) and As Seen on TV, Inc., (“ASTV”). Each of RHI and ASTV may be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between RHI, ASTV, Infusion Brands, Inc., RFL Enterprises, LLC, Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., Ronco Funding, LLC, Ronco Brands, Inc. and RNC Investors, LLC (the “Settlement Agreement”), the Parties are obligated to enter into this Agreement;

Whereas, the Parties are the parties to the certain Promissory Note, dated as of May 5, 2014, as attached to the Settlement Agreement as Exhibit D-1 (the “Note”); and

Whereas, the Parties now desire to terminate the Note;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Termination. Subject to Section 7, the Note is terminated as of the Closing Date (as defined in the Settlement Agreement, as defined below), and shall thereafter be of no further force or effect.

2.	Waiver of Amounts Owed; Release. Subject to Section 7, the Parties acknowledge and agree that all amounts due and payable from either Party to the other Party pursuant to the Note, to the extent such amounts may exist, are waived effective as of the Closing Date, and shall be deemed paid in full as of the Closing Date, and neither Party shall have any additional obligations to the other pursuant to the Note, except as otherwise set forth herein or in the Settlement Agreement, pursuant to which this Agreement is being entered. Effective as of the Closing Date (i) the Parties release each other from any and all liabilities or obligations that may have arisen pursuant to the Note prior to the Closing Date and (ii) the security for the Note, as set forth in Section 2 of the Note, is hereby released.

3.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement. Any signature pages of this Agreement transmitted by telecopier or by electronic mail in portable document format will have the same legal effect as an original executed signature page.

4.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance, and remedies.

5.	Amendment. This Agreement may not be amended or modified except by a written agreement signed by authorized representatives of each of the Parties.

6.	Further Assurances. Each Party shall execute such additional documents and instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof.

7.	Effectiveness. The Parties acknowledge and agree that this Agreement is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Agreement shall become automatically effective, without any further action of the Parties, on the Closing Date. Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate without any further action of the Parties and shall be null and void as of the date of such termination.

[Signatures appear on following page]

D-2-1

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date:

Ronco Holdings, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer	As Seen on TV, Inc. By: /s/ Shad Stastney Name: Shad Stastney Title: Chief Executive Officer

[Signature page to RHI-ASTV Note Termination Agreement]

D-2-2

Exhibit E-1

RHI-RFL Note

AMENDED AND RESTATED
CONTINGENT PROMISSORY NOTE

U.S. $3,770,000	Issued on: January 14, 2011
Amended and Restated on: December 5, 2013

FOR VALUE RECEIVED, Ronco Holdings, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of LV Administrative Services, Inc., as collateral assignee and endorsee of Ronco Acquisition, LLC, or its registered assigns (the "Holder"), an amount equal to $3,770,000.

1.       Payments. All amounts payable hereunder shall be payable on the earlier to occur of (i) December [5], 2017 and (ii) the three year anniversary of the purchase by any third party approved by the Company from Holder of the entirety of the $11,700,000 Note (as hereafter defined), subject to acceleration upon the occurrence of an Event of Default (as hereafter defined). Amounts payable on this Note shall be made by wire transfer of immediately available U.S. Dollars to such account of the Holder as the Holder shall designate in writing to the Company not less than two (2) business days prior to any payment date. All payments to be made by the Company under this Note shall be made without set-off, recoupment, counterclaim or deduction of any kind. For purposes hereof, the defined term "$11,700,000 Note" shall mean that certain secured promissory note issued by the Company to Holder, as collateral assignee of Ronco Acquisition, LLC, on or about January 14, 2011 in the stated principal amount of $11,000,000, as amended and restated on September 30, 2011 and restated in the principal amount of $11,700,000, as amended and restated, further amended, restated or otherwise modified from time to time.

2.       Security. The obligations of the Company under this Note are secured by the liens and security interests granted by CD3 Holdings, Inc. ("Pledgor") to Holder under the Stock Pledge Agreement dated as of December [5], 2013 by and between Pledgor and Holder (as amended, modified and supplemented from time to time, the "Pledge Agreement").

3.       Interest. No interest is payable on this Note.

4.       Events of Default. The occurrence of any of the following events set forth in this Section 4 shall constitute an event of default ("Event of Default") under this Note.

(a)       The Company fails to pay when due any amount under this Note when due, and, in any such case, such failure shall continue for a period of three (3) business days following the date upon which any such payment was due;

(b)       The Company shall default M. the performance of any of its obligations under this Note and such default shall not be cured during the cure period applicable thereto;

(c)       The Company and/or the Pledgor, as applicable, shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; or

E-1-1

(d)       An Event of Default shall occur and be continuing under the Pledge Agreement.

Failure by the Holder hereof to take action with respect to any Event of Default shall not constitute a waiver of the right to take action in the event of any subsequent Event of Default.

5.       Remedies. Upon the occurrence and during the continuance of any Event of Default, the Holder may declare all or any portion of the amounts owing to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and/or exercise all rights and remedies available to it under this Note or applicable law; provided, however, that upon the occurrence of any event specified in Section 4(c), this Note shall automatically become due and payable without further act of the Holder.

6.       Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

7.       Assignability. No transfer or other disposition of this Note by the Company, whether voluntary or involuntary, shall be valid unless such transfer or disposition is approved in writing by the Holder, which approval may be granted or withheld at the Holder's sole discretion. This Note shall be binding upon the Company and its successors and assigns. The Holder may transfer or assign all or a portion of this Note to any of its affiliates or any other person or entity reasonably acceptable to the Company.

8.       Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service with next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:

Ronco Holdings, Inc.

15505 Long Vista Drive, Suite 250

Austin Texas, 78728

Attn: Bill Moore, President

Facsimile: (512) 238-1136

With copies to:

Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
New York, New York 10016
Attention: Joseph L. Cannella
Facsimile: (212) 779-9928

E-1-2

If to the Holder:

230 Park Avenue, Suite 1152
New York, New York 10169
Attention: Marc Whelan

Facsimile: (212) 541-4410

With copies to:

Thomas Law Group, P.C.

1001 Avenue of the Americas, 11th Floor

New York, New York 19918

Attention: Christian Thomas

Facsimile: (212) 790-9062

or such address the Holder may designate by notice in writing to the Company.

Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

9.       Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

10.       Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11.       Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

E-1-3

12.       Waivers. The non-exercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

13.       Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

14.       Collection Costs. Upon an Event of Default, the Company shall pay all costs, charges, and expenses, including attorneys' fees, reasonably incurred or paid at any time by the Holder as a result of such Event of Default.

15.       Waiver. The Company and all others who may become liable for payment of the indebtedness evidenced by this Note do hereby waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, other than notices specifically required by this Note.

16.       Amendment and Restatement. This Note amends and restates in its entirety and is given in substitution for but not in satisfaction of that certain $10,000,000 Contingent Promissory Note issued as of January 14, 2011, executed by the Company in favor of Ronco Acquisition, LLC and endorsed by and collaterally assigned by Ronco Acquisition, LLC to the Holder (the "Original Note"). This Note does not effect a refinancing of all or any portion of the obligations heretofore evidenced by the Original Note, it being the intention of the Company and the Holder to avoid effectuating a novation of such obligations.

17.       Non-Recourse. Notwithstanding anything to the contrary contained in this Note, the Holder will look solely to the collateral pledged to Holder under the Pledge Agreement (the "Pledged Collateral") and not to the property or assets of the Company in connection with the Holder's enforcement of its rights and remedies under this Note; provided, however, that the foregoing shall not (i) constitute a waiver of any obligation evidenced by this Note, (ii) limit the right of the Holder to name the Company as a party defendant in any action or proceeding hereunder, (iii) affect in any way the legality, validity, binding effect or enforceability of the Pledge Agreement, (iv) release or impair this Note or (v) prevent or in any way hinder the Holder from exercising, or constitute a defense, an affirmative defense, a counterclaim, or other basis for relief in respect of the exercise of any other remedy against the Pledged Collateral. THE FOREGOING NON-RECOURSE EXCLUSION DOES NOT APPLY TO THE COMPANY IN THE EVENT OF FRAUD BY THE COMPANY, IT BEING. UNDERSTOOD AND AGREED THAT THE HOLDER SHALL HAVE FULL AND COMPLETE RECOURSE AGAINST THE COMPANY IN SUCH EVENT.

[Signature Page Follows]

E-1-4

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

RONCO HOLDINGS, INC.

By: /s/ W. Moore
Name: W. Moore
Title: President

SIGNATURE PAGE TO

AMENDED AND RESTATED

CONTINGENT PROMISSORY NOTE

E-1-5

Exhibit E-2

RHI-RFL Note Termination Agreement

Dated as of February 17, 2017

This RHI-RFL Note Termination Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Ronco Holdings, Inc., a Delaware corporation, (“RHI”) and RFL Enterprises, LLC, a Delaware limited liability company (“RFL”). Each of RHI and RFL may be referred to herein as a “Party” and collectively as the “Parties”.

Whereas, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between RHI, RFL, As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., Ronco Funding, LLC, Ronco Brands, Inc. and RNC Investors, LLC (the “Settlement Agreement”), the Parties are obligated to enter into this Agreement;

Whereas, the Parties are the current parties to the certain Promissory Note, dated as of dated as of January 14, 2011, as amended and restated on December 5, 2013, as attached to the Settlement Agreement as Exhibit E-1 (the “Note”), which RFL acquired from Ronco Acquisition, LLC; and

Whereas, the Parties now desire to terminate the Note;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Termination. Subject to Section 7, the Note is terminated as of the Closing Date (as defined in the Settlement Agreement), and shall thereafter be of no further force or effect.

2.	Waiver of Amounts Owed; Release. Subject to Section 7, the Parties acknowledge and agree that all amounts due and payable from either Party to the other Party pursuant to the Note, to the extent such amounts may exist, are waived effective as of the Closing Date, and shall be deemed paid in full as of the Closing Date, and neither Party shall have any additional obligations to the other pursuant to the Note, except as otherwise set forth herein or in the Settlement Agreement, pursuant to which this Agreement is being entered. Effective as of the Closing Date (i) the Parties release each other from any and all liabilities or obligations that may have arisen pursuant to the Note prior to the Closing Date and (ii) the security for the Note, as set forth in Section 2 of the Note, is hereby released.

3.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement. Any signature pages of this Agreement transmitted by telecopier or by electronic mail in portable document format will have the same legal effect as an original executed signature page.

4.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance, and remedies.

5.	Amendment. This Agreement may not be amended or modified except by a written agreement signed by authorized representatives of each of the Parties.

6.	Further Assurances. Each Party shall execute such additional documents and instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof.

7.	Effectiveness. The Parties acknowledge and agree that this Agreement is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Agreement shall become automatically effective, without any further action of the Parties, on the Closing Date. Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate without any further action of the Parties and shall be null and void as of the date of such termination.

[Signatures appear on following page]

E-2-1

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date:

Ronco Holdings, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer	RFL Enterprises, LLC By: /s/ Shad Stastney Name: Shad Stastney Title: Chief Executive Officer

[Signature page to RHI -RFL Note Termination Agreement]

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Exhibit F

REPAYMENT AGREEMENT

Dated as of February 17, 2017

This Repayment Agreement, dated as of the date first set forth above (as amended, restated or modified from time to time, this “Agreement”), and is entered into by and between Ronco Brands, Inc., a Delaware corporation (“Guarantor”), Ronco Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Guarantor (“Borrower”), and RNC Investors, LLC (the “Lender”). Each of Guarantor, Borrower and Lender may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between Guarantor, Borrower, Lender, RFL Enterprises, LLC, As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc. and Ronco Funding, LLC (the “Settlement Agreement”), the Parties are obligated to enter into this Agreement;

WHEREAS, Borrower is the borrower pursuant to that certain Amended and Restated Secured Promissory Note, originally issued on January 14, 2011 and amended and restated on September 30, 2011, originally between Ronco Acquisition, LLC (“Ronco Acquisition”) as holder and Borrower as borrower, which was acquired from Ronco Acquisition by RFL Enterprises, LLC (“RFL”) and which RFL has subsequently assigned to Lender, as attached to the Settlement Agreement as Exhibit B-1 (the “Laurus Note”), pursuant to which, following the Closing (as defined in the Settlement Agreement) pursuant to the Settlement Agreement, Lender shall be the lender/payee thereunder;

WHEREAS, Borrower is also indebted to Lender pursuant to an additional loan, which has a currently outstanding and payable amount of $1,500,000 and which is evidenced by the Loan Agreement by and between the Lender and Borrower dated as of February 17, 2017 (the “Loan Agreement”) and the promissory note as attached to the Loan Agreement as Exhibit A (the “2nd Note”, and, together with the Laurus Note, collectively the “Notes” and each a “Note,” with such loan evidenced by the 2nd Note being referenced herein as the “Loan”);

WHEREAS, Guarantor has guaranteed certain obligations of Borrower to Lender under the Notes and the Loan pursuant to that certain Guaranty Agreement by and between Guarantor and Lender, dated as of the date hereof (the “Guaranty Agreement”); and

WHEREAS, the Parties hereto now wish to set forth certain agreements between them related to the Notes and the repayment thereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, each intending to be legally bound, hereby do agree as follows:

1.	Debt. The Parties acknowledge and agree that the outstanding amount under the Laurus Note as of December 31, 2016 totals $12,323,072.32, and the current outstanding amount under the 2nd Note as of December 31, 2016 totals $1,500,000.00, resulting in a total amount owned by Borrower (and Guarantor pursuant to the Guaranty Agreement), of $13,823,072.32 (collectively, the “Current Debt”).

2.	Repayment. Notwithstanding the amount of the Current Debt and the repayment terms thereof as set forth in the Notes, and further notwithstanding any contrary provisions of the Notes, the Parties acknowledge and agree that the repayment of the Notes shall be limited to, and shall be made, as follows:

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(a)	In the event that either Borrower or Guarantor undertake one or more sales or issuances of either of their securities following the Effective Date (each, an “Issuance”), following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees (the forgoing expected to total $3,400,000), the first $4,000,000 received by either of Borrower or Guarantor from such Issuances shall be paid to Lender as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016).

(b)	Borrower and Guarantor shall thereafter be entitled to retain the next $5,000,000 received by Borrower or Guarantor from any Issuances, to be used by Borrower and Guarantor for working capital and general corporate purposes.

(c)	Borrower and Guarantor shall thereafter pay to Lender the next $2,500,000.00 as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016).

(d)	Borrower and Guarantor shall thereafter be entitled to retain the remaining proceeds received by Borrower or Guarantor from any Issuances, to be used by Borrower and Guarantor for working capital and general corporate purposes.

(e)	For the avoidance of doubt, the Parties acknowledge and agree that any amounts outstanding under the Notes at any time shall continue to accrue interest at the rate stated in the Notes, until such amounts are fully paid.

3.	Conflict.

(a)	To the extent that the provisions of Section 2 conflict with the terms of the Laurus Note, the Laurus Note shall be deemed amended to provide as set forth in Section 2, and the terms and conditions of the repayment of the Laurus Note shall be controlled by such Section 2 following the date hereof. Other than as amended or deemed amended herein, the Laurus Note shall remain in full force and effect.

(b)	Upon fulfillment by Borrower or Guarantor of the repayment obligations as set forth in Section 2, the Laurus Note and the Loan and the 2nd Note shall be deemed paid in full, and shall be of no further force or effect.

4.	Notices. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, demand or other communication given under this Agreement shall be deemed to be given if given in writing (including email with return receipt requested and received) addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addresser) and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five (5) days shall have elapsed after the same shall have been deposited in the United States mail, with first-class postage prepaid and registered or certified, or if sent via email, when return receipt has been received:

If to Lender:

RNC Investors, LLC

Attn: John Kleinert

1800 Route 34 North, Building 4, Suite 404A

Wall, NJ 07719

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If to Guarantor or Borrower:

Ronco Brands, Inc.

Attn: Bill Moore

1800 Route 34 North, Building 4, Suite 404A

Wall, NJ 07719

Email: bill@ronco.com

5.	Governing Law. This Agreement shall be governed and controlled by and in accordance with the laws of the State of New York without regard to its conflict of laws provision. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the Circuit Court in and for Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

6.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7.	Remedies. Each of the Parties acknowledges and agrees that the remedy at law available to the other Party for breach of any Party’s obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies that any Party may have at law, in equity or under this Agreement, upon adequate proof of a violation by any other Party of any provision of this Agreement, the first Party will be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or requirement to post a bond.

8.	Entire Agreement. This Agreement, the Laurus Note and the Guaranty Agreement set forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

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9.	Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all of the Parties wherein specific reference is made to this Agreement.

10.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

11.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

12.	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

13.	No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

14.	Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

15.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

16.	Effectiveness. The Parties hereto acknowledge and agree that this Agreement is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Agreement shall become automatically effective, without any further action of the Parties, on the Closing Date (as defined in the Settlement Agreement). Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate without any further action of the Parties and shall be null and void as of the date of such termination.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have duly executed and delivered this Agreement as of the day and year first above written.

Ronco Brands, Inc.

By: /s/ William M. Moore

Name:     William M. Moore

Title:       Chief Executive Officer

Ronco Holdings, Inc.

By: /s/ William M. Moore

Name:     William M. Moore

Title:       Chief Executive Officer

RNC Investors, LLC

By: /s/ John C. Kleinert

Name:     John C. Kleinert

Title:       Managing Member

[Signature page to Repayment Agreement]

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Exhibit G

GUARANTY AGREEMENT

Dated as of February 17, 2017

This Guaranty Agreement, dated as of the date first set forth above (as amended, restated or modified from time to time, the “Guaranty”), and is made by Ronco Brands, Inc., a Delaware corporation (the “Guarantor”), in favor of RNC Investors, LLC (the “Lender”). Each of Guarantor and Lender may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between Guarantor, Lender, Ronco Holdings, Inc., RFL Enterprises, LLC, As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc. and Ronco Funding, LLC (the “Settlement Agreement”), the Parties are obligated to enter into this Agreement;

WHEREAS, pursuant to that certain Amended and Restated Secured Promissory Note, originally issued on January 14, 2011 and amended and restated on September 30, 2011, originally between Ronco Acquisition, LLC (“Ronco Acquisition”) as holder and Ronco Holdings, Inc., a wholly owned subsidiary of Guarantor (“Borrower”) as borrower, which was acquired from Ronco Acquisition by RFL Enterprises, LLC (“RFL”) and which RFL has subsequently assigned to Lender, as attached to the Settlement Agreement as Exhibit B-1 (the “Laurus Note”), Borrower owes to Lender, as of December 31, 2016, the sum of $12,323,072.32 (the “Note Amount”);

WHEREAS, Borrower is also indebted to Lender pursuant to an additional loan, which has a currently outstanding and payable amount of $1,500,000 and which is evidenced by the Loan Agreement by and between the Lender and Borrower dated as of February 17, 2017 (the “Loan Agreement”) and the promissory note as attached to the Loan Agreement as Exhibit A (the “2nd Note”, and, together with the Laurus Note, collectively the “Notes” and each a “Note,” with such loan evidenced by the 2nd Note being referenced herein as the “Loan” and, together with the Note Amount, the obligations of Borrower under the 2nd Note and the obligations of Borrower and Guarantor under the Repayment Agreement, the “Obligations”);

WHEREAS, in order to induce Lender to continue to hold the Notes and the Loan, Guarantor, Lender and Borrower have entered into that certain Repayment Agreement, dated as of the date hereof (the “Repayment Agreement”), which Repayment Agreement contemplates the entering into of this Guaranty;

WHEREAS, in order to induce Lender to continue to hold the Notes and the Loan, Guarantor has agreed to execute and deliver this Guaranty to Lender, for the benefit of Lender, as security for the Obligations; and

WHEREAS, Guarantor is the sole shareholder of the Borrower and will significantly benefit from the Borrower continuing to have the benefits under the Notes;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties each intending to be legally bound, hereby do agree as follows:

1.                  OBLIGATIONS GUARANTEED; LIMITATION

Subject to the limitation below, Guarantor hereby guarantees and becomes surety to Lender for the full, prompt and unconditional payment of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Borrower under the Notes and the Repayment Agreement. This Guaranty is a primary obligation of the Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Lender may require Guarantor to pay and perform their liabilities and obligations under this Guaranty and may proceed immediately against the Guarantor without being required to bring any proceeding or take any action against Borrower or any other individual, company, body corporate, association, partnership, limited liability company, firm, joint venture, trust and governmental agency (each a “Person”) prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Borrower, any other guarantor, any other Person, and the availability of other collateral security for the Notes or the Loan or the Repayment Agreement. Notwithstanding the forgoing or anything to the contrary herein, Guarantor shall not be obligated to pay to Lender or any other Person a total amount in excess of $13,823,072.32, plus interest at the rate specified in the Laurus Note or the 2nd Note, as applicable, through the date of repayment pursuant to this Guaranty.

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2.                  DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Laurus Note shall have the meanings assigned to them in the Laurus Note, unless the context of this Guaranty requires otherwise.

3.                  REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to Lender as follows:

3.1.             Organization, Powers. The Guarantor is duly incorporated and validly exists and is in good standing under the laws of the State of Delaware. The Guarantor has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated and has the power and authority to execute, deliver and perform and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty.

3.2.             Execution of Guaranty. This Guaranty has been duly executed and delivered by the Guarantor. The execution, delivery and performance of this Guaranty will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which the Guarantor is a party or by which the Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or other encumbrance of any nature or kind, other than the liens created by the Notes or the Loan or this Guaranty, or (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person.

3.3.             Obligations of Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. This Guaranty was entered into by Guarantor for commercial purposes.

4.                  NO LIMITATION OF LIABILITY

4.1.             Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Obligations or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Obligations, any security therefor, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Obligations; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Obligations, or any part thereof, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Borrower or other Persons (including Guarantor) or against any security for the Obligations; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Obligations, or any part thereof; (vi) accept partial payments on the Obligations; (vii) receive and hold additional security or guaranties for the Obligations, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Obligations, or any part thereof; (x) settle or compromise any Obligation and, whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Lender deems appropriate), and subordinate the payment of any of the Obligations, whether or not due, to the payment of liabilities owing to creditors of Borrower other than Lender and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Obligations and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Borrower or any other Person (including Guarantor) in respect of the Obligations.

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4.2.             The invalidity, irregularity or unenforceability of all or any part of the Obligations or the Notes or the Loan, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to any of the Guarantor’s obligations under this Guaranty.

4.3.             Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Borrower, or any other guarantor for the Obligations, with respect to the Obligations; (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Borrower, or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations (other than contingent indemnification obligations)); (iv) any failure of Lender to marshal assets in favor of Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of Collateral to Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral; (vi) any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligations, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligations; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of Collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Lender for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Lender that is authorized by this Section or any other provision of the Notes. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

4.4.             This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date (the “Termination Date”) as all Obligations owing by the Borrower to Lender shall have been indefeasibly paid in full and for cash and all obligations of Borrower with respect to any of the Obligations shall have terminated or expired (other than contingent indemnification obligations).

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5.                  LIMITATION ON SUBROGATION

Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Lender’s rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Obligations have not been paid in full, the Guarantor shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Obligations.

6.                  EVENTS OF DEFAULT

Each of the following shall constitute a default (each, an “Event of Default”) hereunder:

6.1.             The occurrence of any default under either Note;

6.2.             A breach by Guarantor or Borrower of any term, covenant, condition, obligation or agreement under this Guaranty or the Repayment Agreement; and

6.3.             Any representation or warranty made by Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect as of the date when made.

7.                  REMEDIES.

7.1.             Upon the occurrence of an Event of Default, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Lender may:

7.1.1.      Enforce the obligations of Guarantor under this Guaranty.

7.1.2.      To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Obligations any sum owed by Lender in any capacity to Guarantor whether due or not.

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7.1.3.      Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Lender in connection with the foregoing shall be included in the Obligations guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Lender shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Lender.

7.2.             Settlement of any claim by Lender against Borrower and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated Person and legally retained by Lender in connection with the settlement (unless otherwise provided for herein).

8.                  MISCELLANEOUS.

8.1.             Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Guarantor to any governmental authority having jurisdiction over Lender or to any present, future or prospective participant or successor in interest in the Notes or the Loan. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

8.2.             Remedies Cumulative. The rights and remedies of Lender, as provided herein and in the Notes, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any Collateral securing this Guaranty.

8.3.             Integration. This Guaranty, the Repayment Agreement and the Notes constitute the sole agreement of the Parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

8.4.             Attorneys’ Fees and Expenses. If Lender retains the services of counsel by reason of a claim of an Event of Default hereunder or under either of the Notes, or on account of any matter involving this Guaranty, or for examination of matters subject to Lender’s approval under the applicable Note, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be guaranteed hereby. Except as expressly provided herein, all costs and expenses incurred in connection with this Guaranty and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

8.5.             No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

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8.6.             Waiver. Except as otherwise provided herein or in the applicable Note, Guarantor waives notice of acceptance of this Guaranty and notice of the Obligations and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which the Guarantor might otherwise be entitled or which might be required by law to be given by Lender. Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Lender against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Lender any defenses, set-offs, counterclaims, or claims that the Guarantor may have at any time against Borrower or any other party liable to Lender.

8.7.             No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

8.8.             Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

8.9.             Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Lender, and any such assignment or attempted assignment by the Guarantor shall be void and of no effect with respect to the Lender.

8.10.          Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

8.11.          Headings. The headings contained in this Guaranty are intended solely for convenience and shall not affect the rights of the Parties to this Guaranty.

8.12.          Sales or Participations. Lender may from time to time sell or assign either Note and/or the Loan, in whole or in part, or grant participations in either Note and/or the obligations evidenced thereby without the consent of Borrower or Guarantor (other than as provided in the Notes). The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder. Lender may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

8.13.          Notices. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, demand or other communication given under this Guaranty shall be deemed to be given if given in writing (including email with return receipt requested and received) addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addresser) and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five (5) days shall have elapsed after the same shall have been deposited in the United States mail, with first-class postage prepaid and registered or certified, or if sent via email, when return receipt has been received:

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If to Lender:

RNC Investors, LLC

Attn: John Kleinert

1800 Route 34 North, Building 4, Suite 404A

Wall, NJ 07719

If to Guarantor:

Ronco Brands, Inc.

Attn: Bill Moore

1800 Route 34 North, Building 4, Suite 404A

Wall, NJ 07719

Email: bill@ronco.com

8.14.          Governing Law. This Agreement shall be governed and controlled by and in accordance with the laws of the State of New York without regard to its conflict of laws provision. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the Circuit Court in and for Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

8.15.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

8.16.          Continuing Enforcement. If, after receipt of any payment of all or any part of the Obligations, Lender is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any Person for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Obligations, the cancellation of either Note or the Loan or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

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8.17.          Counterparts. This Guaranty may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Guaranty.

8.18.          Effectiveness. The Parties hereto acknowledge and agree that this Guaranty is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Guaranty shall become automatically effective, without any further action of the Parties, on the Closing Date (as defined in the Settlement Agreement). Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Guaranty shall automatically terminate without any further action of the Parties and shall be null and void as of the date of such termination.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have duly executed this Guaranty as of the day and year first above written.

Ronco Brands, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer RNC Investors, LLC By: /s/ John C. Kleinert Name: John C. Kleinert Title: Managing Member

[Signature page to Guaranty Agreement]

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Exhibit H

STOCK REDEMPTION AGREEMENT

Dated as of February 17, 2017

This Stock Redemption Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Ronco Holdings, Inc., a Delaware corporation (the “Company”), and Ronco Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“RBI” and collectively with the Company, referred to as the “Parties” and each individually as a “Party”).

RECITALS

WHEREAS, pursuant to the terms of the Settlement and General Release Agreement, dated as of February 17, 2017, by and between the Company, RBI, RFL Enterprises, LLC As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., Ronco Funding, LLC and RNC Investors, LLC (the “Settlement Agreement”), the Parties are obligated to enter into this Agreement;

WHEREAS; RBI is the owner of 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of the Company (the “Shares”);

WHEREAS, pursuant to the terms and conditions of this Agreement RBI desires to sell, and the Company desires to purchase, all of the RBI’s rights, title, and interest in and to the Shares as further described herein; and

WHEREAS, in connection with the redemption of the Shares, the Parties shall undertake such further actions as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.                  Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in the Settlement Agreement), RBI shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall accept and purchase, the Shares and any and all rights in the Shares to which RBI is entitled, and by doing so, RBI shall be deemed to have assigned all of RBI’s rights, titles and interest in and to the Shares to the Company.

2.                  Consideration. The total consideration for the purchase and sale of the Shares is $0.01, which the Company shall deliver to the Seller at the Closing. Each Party agrees that such consideration is legally and actually sufficient for purposes of the acquisition of the Shares by the Company.

3.                  Closing; Deliveries. The purchase and sale of the Shares (the “Closing”) shall be held on the Closing Date. At the Closing, RBI shall deliver to the Company any stock certificates evidencing the Shares, duly endorsed in blank, that are in RBI’s possession, and a duly executed stock power in the form as attached hereto as Exhibit A.

4.                  Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

5.                  Governing Law and Interpretation. This Agreement shall be governed and controlled by and in accordance with the laws of the State of New York without regard to its conflict of laws provision.

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6.                  Entire Agreement; Severability. This Agreement and the exhibits attached hereto sets forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

7.                  Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties wherein specific reference is made to this Agreement.

8.                  Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

9.                  Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

10.              Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

11.              No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

12.              Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

13.              Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

14.              Effectiveness. The Parties acknowledge and agree that this Agreement is being executed as of the date hereof, pursuant to the Settlement Agreement. Notwithstanding anything herein to the contrary, this Agreement shall become automatically effective, without any further action of the Parties, on the Closing Date. Notwithstanding anything herein to the contrary, in the event that the Settlement Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate without any further action of the Parties and shall be null and void as of the date of such termination.

[Remainder of page intentionally left blank – Signature pages follow]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first set forth above.

Ronco Holdings, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer Ronco Brands, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer

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Exhibit A

STOCK POWER

Ronco Brands, Inc.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Ronco Brands, Inc. (“Seller”) hereby assigns, transfers, and conveys to Ronco Holdings, Inc. (the “Company”), all of Seller’s right, title, and interest in and to of 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of the Company, and hereby irrevocably appoints William M. Moore, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Dated: February 17, 2017, but effective as of the Closing Date (as defined in the Settlement and General Release Agreement dated as of February 17, 2017, entered into by and between As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC, Ronco Funding, LLC, Ronco Holdings, Inc., RNC Investors, LLC and Ronco Brands, Inc.).

Seller:

Ronco Holdings, Inc.

By: /s/ William M. Moore

Name:     William M. Moore

Title:       Chief Executive Officer

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